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                                                                   Exhibit 10.34

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                             Co-Promotion Agreement

                                     Between

                            Ross Products Division of
                            Abbott Laboratories Inc.

                                       and

                                  Sepracor Inc.

                          Dated As Of November 19, 1999
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                                Table of Contents

Article 1.  Definitions.......................................................1

Article 2.  APPOINTMENT TO CO-PROMOTE.........................................7
      2.1   Appointment.......................................................7
      2.2   Marketing Committee...............................................8
      2.3   Perform the tasks or functions specified in Section 1.31,
            Section 1.32, Section 3.6.2, and Section 4.15. 2..................9

Article 3.  ABBOTT PROMOTIONAL EFFORTS........................................9
      3.1   Abbott Promotional Efforts........................................9
      3.2   Product Manager and Sales Force..................................11
      3.3   Abbott Representative Training...................................11
      3.4   Abbott Representatives' Incentive Compensation...................12
      3.5   Requests for Medical Information by Third Parties................12
      3.6   Abbott Reports...................................................12
      3.7   Other Abbott Costs and Expenses..................................13

Article 4.  SEPRACOR RESPONSIBILITIES AND PROMOTIONAL EFFORTS................13
      4.1   Pediatric Expanded Approval......................................13
      4.2   Maintenance of Product NDA.......................................13
      4.3   Product Formulations.............................................13
      4.4   Regulatory Responsibilities......................................13
      4.5   Patent and Proprietary Protection................................14
      4.6   Consultation with Abbott.........................................14
      4.7   Product Manufacture..............................................14
      4.8   Complaints, Product Defects and Returns..........................15
      4.9   Product Supply...................................................15
      4.10  Sepracor Promotional Efforts.....................................15
      4.11  Product Manager..................................................16
      4.12  Sepracor Representative Training.................................16
      4.13  Sepracor Representatives' Incentive Compensation.................17
      4.14  Requests for Medical Information by Third Parties................17
      4.15  Sepracor Reports.................................................17
      4.16  Other Sepracor Costs and Expenses................................17

Article 5.  LABELING, SAMPLING AND PROMOTIONAL MATERIALS.....................18
      5.1   Product Labeling.................................................18
      5.2   Sampling.........................................................18
      5.3   Development of Sepracor Promotional Materials....................18
      5.4   Distribution of Sepracor Promotional Materials...................18
      5.5   Identification of Abbott on Sepracor Promotional Materials.......19
      5.6   Abbott Product Materials.........................................20
      5.7   Identification of Sepracor on Abbott Product Materials...........20


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Article 6.  PRICING, QUOTATIONS, ORDERS, BILLING, COLLECTION AND
            SALES TRACKING...................................................21
      6.1   Pricing..........................................................21
      6.2   Pricing and Rebate Contracts.....................................21
      6.3   Quotations and Orders; Billing and Collection....................21
      6.4   Electronic Database..............................................21

Article 7.  COMPENSATION TO ABBOTT...........................................22
      7.1   Commission.......................................................22
      7.2   Commission Payment...............................................22
      7.3   Audit............................................................22

Article 8.  MEDICAL INQUIRIES; NOTIFICATION OF ADVERSE
            DRUG EXPERIENCE..................................................23
      8.1   Communication....................................................23
      8.2   Notification.....................................................23
      8.3   Product Report...................................................24
      8.4   Product Recall...................................................24

Article 9.  OTHER PRODUCTS...................................................24
      9.1   Product Rights Ex-U.S............................................24
      9.2   Product Rights to Geriatric Market...............................24
      9.3   Rights of Negotiation for Other Products.........................25

Article 10. REPRESENTATIONS AND WARRANTIES; COVENANTS........................25
      10.1  Mutual Representations and Warranties............................25
      10.2  Abbott Covenants.................................................25
      10.3  Other Abbott Representations and Warranties......................26
      10.4  Other Sepracor Representations and Warranties....................27
      10.5  Sepracor Covenants...............................................28

Article 11. INDEPENDENT CONTRACTOR RELATIONSHIP..............................29

Article 12. TERM AND TERMINATION.............................................29
      12.1  Initial Term.....................................................29
      12.2  Early Termination by Abbott......................................29
      12.3  Early Termination by Either Party................................30
      12.4  Grace Period.....................................................31

Article 13. CONSEQUENCES OF TERMINATION......................................31
      13.1  Confidential Information.........................................31
      13.2  Accrued Obligations..............................................31
      13.3  Return of Promotional Materials..................................31
      13.4  Commission.......................................................32
      13.5  Residual Commission..............................................32
      13.6  Remedies.........................................................32


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      13.7  Survival.........................................................32

Article 14. INDEMNIFICATION..................................................33
      14.1  Sepracor Indemnification.........................................33
      14.2  Abbott Indemnification...........................................34
      14.3  Sepracor Indemnification Under Sampling Act......................35
      14.4  Abbott Indemnification Under Sampling Act........................36
      14.5  Control of Defense...............................................37
      14.6  Settlement of Claims.............................................38

Article 15. CONFIDENTIALITY..................................................38
      15.1  Definition.......................................................38
      15.2  Exceptions to the Definition of Confidential Information.........38
      15.3  Confidentiality Obligations......................................39
      15.4  Previous Agreement...............................................39

Article 16. PUBLIC ANNOUNCEMENTS.............................................39
      16.1  Joint Announcement...............................................39
      16.2  Non-Publicity....................................................40

Article 17. TRADEMARKS.......................................................40
      17.1  Promotion........................................................40
      17.2  Compliance with Laws.............................................40
      17.3  No Assertion of Right............................................40

Article 18. FORCE MAJEURE....................................................41

Article 19. ALTERNATIVE DISPUTE RESOLUTION...................................41

Article 20. GENERAL..........................................................41
      20.1  Property Interest................................................41
      20.2  Assignment.......................................................41
      20.3  Headings.........................................................42
      20.4  Notices..........................................................42
      20.5  Waiver...........................................................43
      20.6  Severability.....................................................43
      20.7  Governing Law....................................................43
      20.8  Counterparts.....................................................43
      20.9  Entire Agreement.................................................43

SCHEDULE 1.32.    Sample Pediatric Sales Calculation

SCHEDULE 10.4.6.  Other Agreements Regarding Product

SCHEDULE 10.4.7.  Notices From The FDA

SCHEDULE 19       Alternative Dispute Resolution


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                             CO-PROMOTION AGREEMENT

      THIS CO-PROMOTION AGREEMENT (the "Agreement") is entered into as of November 19, 1999 (the "Effective Date"), by and between Sepracor Inc., having its principal offices at 111 Locke Drive, Suite 2, Marlborough, Massachusetts 01752 ("Sepracor"), and Abbott Laboratories Inc., through its Ross Products Division, having its principal offices at 625 Cleveland Avenue, Columbus, Ohio 43215 ("Abbott").

                                   WITNESSETH:

      WHEREAS, Sepracor has received FDA approval for an inhalation solution of levalbuterol hydrochloride which is currently marketed in the United States of America under Sepracor's trademark, Xopenex(TM);

      WHEREAS, Abbott has a well-established and highly trained pediatric sales force for promoting pharmaceutical products; and

      WHEREAS, Sepracor and Abbott wish to enter into this Agreement for Abbott to co-promote the product(s) described herein in the Territory;

      NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

Article 1.  DEFINITIONS.

      For the purposes of this Agreement, the following initially capitalized terms in this Agreement, whether used in the singular or plural, shall have the following meanings, unless the context clearly requires otherwise.

      1.1 "Abbott" means the Ross Products Division of Abbott Laboratories Inc., a Delaware corporation.

      1.2 "Abbott Diversion Violation" means a violation of the Sampling Act that is caused by Abbott, its officers, directors, or other employees or representatives of Abbott in the performance of Abbott's obligations under this Agreement, which occurs and is deemed a conviction against Sepracor pursuant to 21 U.S.C. ss.333(b)(2).

      1.3 "Abbott Marks" means the corporate names "Abbott Laboratories" and "Abbott Laboratories Inc.," the division names "Ross Products Division" and "Ross Pediatrics," and Abbott's logo "a" and the "Ross" logo.

      1.4 "Abbott Product Materials" means all forms and formats of information produced by or at the request of Abbott regarding or describing, in whole or in part, the Product, developed for use in promoting the Product.

      1.5 "Abbott Promotional Efforts" means Abbott's activities to promote and sell the Product as defined in Article 3 of this Agreement.

                                        1
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          Confidential Materials omitted and filed separately with the
         Securities and Exchange Commission. Asterisks denote omissions.


      1.6 "Abbott Representative" means an individual who is an employee person of Abbott, who has been trained by Abbott to make sales presentations for Abbott's pediatric pharmaceutical and nutritional products, and who has been trained pursuant to this Agreement to make effective sales presentations for the Product.

      1.7 "Abbott Targeted Hospitals" means all hospitals classified as Outlet Subcategory Codes [**] using Drug Distribution Data.

      1.8 "ADR" means the alternative dispute resolution process set forth in Article19.

      1.9 "Affiliate" means, with respect to each Party, any legal entity which, during the Term, controls, is controlled by, or is under common control with such Party. For purposes of this definition, an entity shall be deemed to control another entity if it owns or controls, directly or indirectly, at least fifty percent (50%) of the voting interest of all equity interests of the other entity (or other comparable ownership interest for an entity other than a corporation).

      1.10 "Agreement" means this Co-Promotion Agreement executed by both Parties, as may be amended from time to time in accordance with the terms and conditions hereof.

      1.11  "Approved Indication" for the Product means:

            1.11.1 Prevention and/or treatment of bronchospasm in adolescents 12 years of age and older with reversible obstructive airway disease; or

            1.11.2  Any other indications approved by the FDA during the Term.

      1.12 "Average Net Selling Price/Dose Vial" means the Net Sales of unit dose vials of Product during a Sales Quarter, divided by the number of unit dose vials of Product actually sold during such Sales Quarter (excluding actual rejections and returns in such Sales Quarter).

      1.13 "Average Net Selling Price/Dose Bottle" means the Net Sales of multidose bottles of Product during a Sales Quarter, divided by the number of multidose bottles of Product actually sold during such Sales Quarter (excluding actual rejections and returns in such Sales Quarter).

      1.14 "cGMP" means current Good Manufacturing Practices, as defined by the FDA pursuant to applicable statutes and the regulations adopted from time to time under authority of the Federal Food, Drug and Cosmetics Act.

      1.15 "Commission" means the dollar amount of compensation paid to Abbott for the Abbott Promotional Efforts and other obligations of Abbott hereunder, based on Pediatric Sales for any given Sales Year during the Term, as computed and paid on a quarterly basis.


                                       2
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      1.16  "Commission Payments" means the quarterly payments made by Sepracor to Abbott calculated in accordance with the provisions set forth in
            Section 7.1.

      1.17  "Confidential Information" shall have the meaning set forth in
            Section 15.1.

      1.18 "Effective Date" means the date first above written in the Preamble to this Agreement.

      1.19 "Extension Term" means the twelve-month period of time following the end of the Initial Term , which is an extension of the Term in accordance with the provisions of Section 12.1.1.

      1.20 "FDA" means the United States Food and Drug Administration or any successor entity thereto.

      1.21 "Geriatric Market" means the population segment of people age 65 years and older.

      1.22 "Initial Term" means the period of time commencing on the Effective Date and ending on the sixth anniversary of January 1, 2000.

      1.23 "Initial Training" means the training of the Abbott Representatives by Sepracor in accordance with the provisions set forth in Section 3.3.1.

      1.24 "Line Extension" shall mean any (a) new formulation or dosage strength of levalbuterol hydrochloride inhalation solution for use in a standard nebulization unit, (b) new indication for levalbuterol hydrochloride inhalation solution, or (c) new packaging or labeling configurations for levalbuterol hydrochloride inhalation solution.

      1.25 "Marketing Committee" means a committee comprised of two (2) designees of each Party, which shall meet as set forth in Section
            2.2 regarding the matters set forth therein.

      1.26 "Medical Affairs Liaison" of each Party shall mean a person appointed by each Party, with notice to the other Party of the name, address, telephone number and facsimile number for such person, to facilitate the communications described in Article 8.

      1.27 "NDA" means a new drug application (or a supplemental new drug application) submitted to the FDA for approval of the Product for commercial sale for indicated uses pursuant to the Federal Food, Drug, and Cosmetic Act.

      1.28 "Net Sales" means the gross amount invoiced by Sepracor or its Affiliates on sales of a Product in the Territory, less the following as they specifically relate to the Product:


                                       3
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          Confidential Materials omitted and filed separately with the
         Securities and Exchange Commission. Asterisks denote omissions.

            1.28.1  [**] and [**];

            1.28.2  [**] or [**] for [**], and [**]

            1.28.3 [**] with respect to sales of Product (including [**] or otherwise [**] the sale of Product, including [**] when included in the [**] with respect to [**] included in the [**]

            1.28.4  [**] costs incurred in [**] included in the [**]

            1.28.5  [**] and [**] or to [**] and [**] and [**] or to [**]
                    including, [**]

            1.28.6  [**] provided that such [**] and are [**]

            1.28.7 in the event [**] the Product, then, if possible, the [**] shall be [**] to which [**], including the Product. In the event [**] including the Product, [**] shall be [**] including the Product.


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          Confidential Materials omitted and filed separately with the
         Securities and Exchange Commission. Asterisks denote omissions.

            In addition, the following shall apply for the purposes of calculating Net Sales: (a) if [**] to a [**] to the [**] of Product [**] which is the [**] and the [**] which is the [**] for each and every [**]; (b) if [**] to a [**] by or for such [**] for such Product shall be [**] or the [**]; and (c) if Product is [**] any other [**] or any [**] of any [**] to such [**] in connection with [**] shall be [**] in the [**].

      1.29 "Party" means either Abbott or Sepracor and their respective successors and assigns; and "Parties" is both Abbott and Sepracor, and their respective successors and assigns.

      1.30 "Pediatric Bronchospasm Expanded Approval" means FDA's approval of Sepracor's NDA for the Product for use in children below age 12 and at least down to age 4.

      1.31 "Pediatric Market" means pediatricians identified by Medical Education number (a list of such pediatricians to be agreed to by the Marketing Committee and amended from time to time, as appropriate), general and family physician practitioners with high birth practices identified by Medical Education number (a list of such physicians to be agreed to by the Marketing Committee and amended from time to time, as appropriate), and Abbott Targeted Hospitals, and clinics, mail-order and staff model health maintenance organizations for the purpose of pediatric care; provided, however, that all pediatric allergists and pediatric pulmonologists are excluded from the Pediatric Market; further, provided, however, that Abbott shall have a right of first refusal to add pediatric allergists, pediatric pulmonologists, or both, to the Pediatric Market in the event that during the Term, Sepracor decides that it would like sales personnel other than Sepracor Representatives to promote Product to pediatric allergists, pediatric pulmonologists, or both, as appropriate, and in such case, expansion of the Pediatric Market to include one or both of pediatric allergists and pediatric pulmonologists shall be discussed by the Marketing Committee.

      1.32 "Pediatric Sales" means sales of Product by Sepracor and its Affiliates, as calculated by adding (a) the product determined by multiplying the Average Net Selling Price/Dose Vial or Average Net Selling Price/Dose Bottle during an applicable period by the number of unit dose vials or multidose bottles of Product, as appropriate, sold during such period through pediatricians identified by Medical Education number (a list of such pediatricians to be agreed to by the Marketing Committee and amended from time to time, as appropriate), and those general and family physician practitioners with high birth practices identified by Medical Education number (a list of such physicians to be agreed to by the Marketing Committee and amended from time to time, as appropriate), that are dispensed by retail drug stores (independent, chains, food and mass merchandise stores), clinics, and mail-order and staff model health maintenance organizations (determined by multiplying the number of prescriptions generated by such pediatricians and general and family practitioners and so dispensed

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            (using Xponent data) by the average number of unit dose vials per pediatric script (which is equal to the unit dose ratio (the numerator of which is the total milliliter volume of the Product dispensed in unit dose vials to fill pediatric prescriptions, and the denominator of which is dose size in milliliters) divided by the number of unit dose vial prescriptions written by pediatricians) or by the average number of multidose bottles per pediatric script (which is equal to the multidose ratio (the numerator of which is the total milliliter volume of the Product dispensed in multidose bottles to fill pediatric prescriptions, and the denominator of which is the bottle volume in milliliters) divided by the number of multidose bottle prescriptions written by pediatricians) , as appropriate, (using the National Prescription Audit), and (b) pediatric purchases of Product by hospitals, which shall be calculated by multiplying the number of unit dose vials or multidose bottles of Product, as appropriate, sold to Abbott Targeted Hospitals during an applicable period as reported by Drug Distribution Data by the Average Net Selling Price/Dose Vial or Average Net Selling Price/Dose Bottle, as appropriate, during such period and by the fraction equal to the number of unit dose vials or multidose bottles, as appropriate, prescribed by pediatricians in the retail segment (as reported by the National Prescription Audit) divided by the number of all unit dose vials or multidose bottles, as appropriate, prescribed in the retail segment (as reported by the National Prescription Audit) during such period. For example purposes only, a mock sample calculation of Pediatric Sales is set forth in Schedule 1.32 hereto.

      1.33 "Product" means Sepracor's levalbuterol hydrochloride inhalation solution, a pharmaceutical product for human use, currently marketed under the Trademark. Product shall include any Line Extensions.

      1.34 "Purchasers" means any person or entity purchasing the Product, including, but not limited to, wholesalers, distributors and Sepracor customers.

      1.35 "Residual Commission" means a Commission paid by Sepracor to Abbott following of the Term as set forth in Section 13.5.

      1.36 "Sales Quarter" means each period of three (3) consecutive months during the Term; provided, however, that the first Sales Quarter shall be the partial Sales Quarter beginning on the date that the first Abbott Representatives begin Abbott Promotional Efforts and ending on December 31, 1999. The second Sales Quarter shall begin on January 1, 2000, with successive Sales Quarters being each successive three (3)-month period thereafter.

      1.37 "Sales Year" means a period of twelve (12) consecutive calendar months during the Term commencing on January 1, 2000, and each anniversary thereof.

      1.38 "Samples" means small quantities of the Product offered for evaluation.

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      1.39  "Sampling Act" means the Prescription Drug Marketing Act of 1988, as amended from time to time, and any regulations promulgated thereunder.

      1.40  "Sepracor" means Sepracor Inc., a Delaware corporation.

      1.41 "Sepracor Diversion Violation" means a violation of the Sampling Act that is caused by Sepracor, its officers, directors, or other employees or representatives of Sepracor in the performance of Sepracor's obligations under this Agreement, which occurs and is deemed a conviction against Abbott pursuant to 21 U.S.C. ss.333(b)(2).

      1.42 "Sepracor Marks" means the corporate names "Sepracor Inc.," and "Sepracor", and the Trademark and other tradenames and logos of Sepracor.

      1.43 "Sepracor Promotional Efforts" means all of Sepracor's activities to promote and sell the Product as defined in Section 4.10 of this Agreement.

      1.44 "Sepracor Promotional Materials" means original printed matter, including printed literature and reprints, or original graphic matter relating or referring to the Product, that is provided by Sepracor to Abbott for use by the Abbott Representatives in Abbott Promotional Efforts.

      1.45 "Sepracor Representative" means an individual who is an employee of Sepracor or contract sales person retained or engaged by Sepracor, who has been trained by Sepracor to make effective sales presentations for the Product.

      1.46 "Term" means the period of time from the Effective Date until the expiration or early termination of this Agreement in accordance with its terms and conditions. In any event, the Term of this Agreement shall not be longer than seven (7) years from the January 1, 2000.

      1.47 "Territory" means the fifty (50) states of the United States of America, the District of Columbia, and all United States territories and possessions, but excluding Puerto Rico.

      1.48 "Third Party" means a party other than Abbott, Sepracor, or their Affiliates.

      1.49 "Trademark" means the statutory United States of America trademark Xopenex(TM) for the Product, in the Territory, and any other trademark under which the Product is marketed during the Term in the Territory.

Article 2. APPOINTMENT TO CO-PROMOTE.

      2.1 Appointment. Sepracor hereby appoints Abbott as the exclusive co-promoter of the Product to the Pediatric Market in the Territory for the Term, except as set forth in Section 4.10.1 below. Sepracor and Abbott hereby agree that Sepracor and Abbott, and their respective Representatives, shall be the sole

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            commercial promoters of the Product to the Pediatric Market in the
            Territory for the Term, subject to the terms and conditions of this Agreement. Sepracor shall retain all other rights exclusively to promote Product, and all other Sepracor prescription and non-prescription pharmaceutical and non-pharmaceutical products.

      2.2 Marketing Committee. Immediately following the Effective Date, Abbott and Sepracor shall each appoint two (2) representatives on behalf of their respective companies to serve as the "Marketing Committee", and the Marketing Committee shall meet within thirty
            (30) calendar days of the Effective Date. The Marketing Committee shall:

            2.2.1 Discuss preferred pricing for the Product and the strategy for implementing such pricing, and develop the strategy for marketing and distributing the Product in the Pediatric Market in the Territory;

            2.2.2 Establish forecasted Pediatric Sales of Product for each individual Sales Year in advance of such Sales Year, showing anticipated Pediatric Sales for each calendar month during such Sales Year;

            2.2.3 Establish Product promotion goals for the Pediatric Market in the Territory and the preferred means to attain such goals, and review and establish a plan for the distribution of the Sepracor Promotional Materials and Abbott Product Materials;

            2.2.4 Provide advice and guidance regarding budget, scope and extent of the Abbott Promotional Efforts; provided, however, Abbott shall make all strategic decisions with respect to Abbott Promotional Efforts and budget for the Abbott Promotional Efforts, which strategic decisions shall be consistent with the terms of this Agreement;

            2.2.5 Provide advice and guidance regarding budget, scope, and extent of the Sepracor training of Abbott Representatives; provided, however, Abbott shall make all strategic decisions with respect to training of Abbott Representatives (other than with respect to the Initial Training), which decisions shall be in accordance with the terms of this Agreement; and further provided, however, Sepracor shall make all strategic decisions with respect to training of Sepracor Representatives;

            2.2.6 Serve as an advisory panel to address any matter either Party brings before the Marketing Committee pursuant to the terms and conditions of this Agreement;

            2.2.7 Meet at least once during each Sales Quarter to discuss matters assigned to the Marketing Committee. Marketing Committee

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          Confidential Materials omitted and filed separately with the
         Securities and Exchange Commission. Asterisks denote omissions.

                    meetings shall be held at mutually agreed upon dates, times and places, or by conference call;

            2.2.8 Serve as a conduit for the exchange of information and input relating to the further development of the Product by Sepracor pursuant to Section 4.1, for the purpose of Sepracor seeking the Pediatric Bronchospasm Expanded Approval; provided, however, that appropriate technical personnel of each Party shall attend any Marketing Committee meeting where subject matter relating to this Subsection
                    2.2.8 is on the meeting agenda; and

      2.3 Perform the tasks or functions specified in Section 1.31, Section 1.32, Section 3.6.2, and Section 4.15. 2.

      Decisions of the Marketing Committee shall be by a vote of either four (4) to zero (0) or three (3) to one (1). In the event that such a decision cannot be reached on any matter or issue before the Marketing Committee, the matter or issue shall first be referred to a panel consisting of one
      (1) senior management designee from each Party. If the matter or issue is not decided by the panel, Sepracor shall unilaterally decide the matter or issue.

Article 3. ABBOTT PROMOTIONAL EFFORTS.

      3.1   Abbott Promotional Efforts.

      Abbott Promotional Efforts shall be as follows:

            3.1.1 Abbott Representatives. Abbott shall use its reasonable commercial efforts to promote the Product to the Pediatric Market for sale in the Territory through Abbott Representatives [**]. With Sepracor's prior written approval, which approval shall not be unreasonable withheld, Abbott may carry out any of its Abbott Promotional Efforts through Affiliates of Abbott or temporary contract resources, which shall be bound by all terms and conditions of this Agreement. Subject to the provisions of Section 12.4, commencing in December 1999, Abbott shall promote the Product to the Pediatric Market in the Territory . Abbott Promotional Efforts shall include:

                    3.1.1.1 Promotion to Pediatricians. Abbott shall use their [**] pediatric sales force, including a minimum of [**] Abbott Representatives[**], and Abbott Representatives shall provide a minimum of [**] on an [**] in the Pediatric Market ([**] will be part of such [**] and will be [**]), wherein [**] of the [**], and a minimum of [**] of the [**] in the [**].

                    3.1.1.2 Promotion to Abbott Targeted Hospitals. Abbott shall use [**] Abbott Representatives [**] (referred to herein

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          Confidential Materials omitted and filed separately with the
         Securities and Exchange Commission. Asterisks denote omissions.

                             as "Abbott [**] Representatives"), [**] Abbott Targeted Hospitals, wherein at each such Abbott Targeted Hospital, [**] is the [**] and such [**] shall include [**] of the [**]. On an annual basis, Abbott [**] Representatives shall provide a minimum of [**] is the [**], and a minimum of [**] of the [**] by Abbott [**] Representatives [**] in the [**]. Additionally, from the Effective Date through December 31, 2000, Abbott shall use reasonable commercial efforts to utilize [**] its existing Abbott Representatives who are academic specialty representatives (referred to herein as "Abbott Academic Representatives") [**] academic Abbott Targeted Hospitals wherein at each such academic Abbott Targeted Hospital, [**], and such [**] shall include [**] of the [**]. Beginning January 1, 2001, Abbott shall use [**] Abbott Academic Representatives [**] Abbott Targeted Hospitals. On an annual basis, from the Effective Date through December 31, 2000, Abbott shall use reasonable commercial efforts to have Abbott Academic Representatives [**] is the [**] and a minimum of [**] of the [**] Abbott Academic Representatives shall be [**] in the [**]. Beginning on January 1, 2001, on an annual basis, Abbott Academic Representatives [**] is the [**] and a minimum of [**] of the [**] Abbott Academic Representatives shall be [**] in the [**].

            3.1.2 Calling Cycle and Call Tracking. In performing Abbott Promotional Efforts, Abbott shall use reasonable commercial efforts to ensure that the calling cycle of Abbott Representatives during a Sales Year is distributed throughout that Sales Year in a manner that reflects the seasonality of the Approved Indications and the fluctuating demand for Product during the course of the Sales Year. [**] including [**], and will [**] on a [**]. Unless otherwise agreed by the Parties [**] including [**], and [**] and beginning [**] will [**] on a [**] with a [**]. Abbott, in its discretion, may promote the Product through additional Abbott Representatives from time to time, provided they receive appropriate training with respect to promoting the Product.

            3.1.3 Manner of Promotion Abbott shall perform Abbott Promotional Efforts taking into consideration the advice, guidance and decisions of the Marketing Committee, and Abbott shall perform in accordance with all applicable federal, state and local laws, rules, and regulations of the Territory, including, but not limited to, the Federal Food, Drug and Cosmetic Act. Abbott shall not be in default of any obligation hereunder as a result of any administrative or judicial determination


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                    that either Sepracor Promotional Material or Sepracor's
                    advertisements for the Product violates:

                    3.1.3.1  The approved Product labeling; or

                    3.1.3.2 Any applicable federal, state or local laws, rules, and regulations of the Territory.

            3.1.4 Distribution of Sepracor Promotional Materials. As part of the Abbott Promotional Efforts, and in accordance with Sections 5.3 and 5.4 hereof, Abbott Representatives shall distribute Sepracor Promotional Materials to the Pediatric Market, potential and existing Purchasers, and others to whom the Abbott Representatives make Abbott Promotional Efforts in the Territory.

            3.1.5 Compliance with Sampling Act. Abbott shall distribute Samples only in strict conformance with the Sampling Act.

      3.2 Product Manager and Sales Force. Abbott shall assign a Product manager, who is an Abbott Representative, to oversee and manage the Abbott Promotional Efforts in the Territory. At all times during the Term, Abbott shall maintain a sales force of Abbott Representatives to promote the Product to the Pediatric Market throughout the Territory.

      3.3   Abbott Representative Training.

            3.3.1 Initial Training. Sepracor shall be responsible for the Initial Training of the Abbott Representatives in the co-promotion of the Product. The format and content of the Initial Training shall be agreed upon by the Parties. Initial Training will begin with home training of Abbott Representatives in late November/early December 1999. Sepracor shall also provide Initial Training to the Abbott Representatives who are territory managers in December 1999, and to Abbott Representatives at Abbott's regional sales meetings during January 2000, at agreed upon times and places. In addition, Sepracor shall provide training to Abbott Representatives at Abbott's national sales meetings in March 2000, at agreed upon times and places. Abbott shall use its commercially reasonable efforts to ensure that all Abbott Representatives who may initially promote the Product attend the Initial Training. [**] at such training. For purposes of Initial Training, Sepracor shall supply sales force training materials in sufficient quantities to train the Abbott Representatives. [**] with the printing of the training materials for Initial Training of the Abbott Representatives. Sepracor shall consult with Abbott regarding the appropriate levels of sales force training materials and shall assist Abbott in Abbott's initial start-up efforts.


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            3.3.2   Additional Training. Following the Initial Training,
                    Sepracor shall provide training to and consult with the Abbott Representatives on an on-going basis in the promotion of the Products, upon mutual agreement of the Parties. The Marketing Committee shall determine the frequency, scope and attendees for subsequent training sessions. Subject to the Marketing Committee's determination, such on-going training shall include, but not be limited to, training sessions
                    [**] for purposes of remedial training, education on current developments, new uses or indications, and new Sepracor marketing materials or programs; the time dedicated to, and the nature of, such training being subject to approval by Abbott. Each Party shall [**] agreed upon by the Parties. Abbott and Sepracor shall [**] for such additional training of Abbott
                    Representatives.

      3.4 Abbott Representatives' Incentive Compensation. Abbott, in its sole discretion and at its expense, shall compensate the Abbott Representatives for promoting the Product in an appropriate manner to reflect individual Abbott Representative's efforts in performing the Abbott Promotional Efforts in the Territory; provided, however, that Abbott's compensation of Abbott Representatives, including compensation, incentive compensation, bonuses, and prizes, shall be consistent with Abbott satisfying its obligations under this Agreement. During the Term, Abbott, at its expense, shall award incentive compensation, bonuses or prizes to Abbott Representatives for achieving goals for volume of Product sales.

      3.5 Requests for Medical Information by Third Parties. In the event Abbott's Medical Affairs Liaison receives inquiries from third parties which relate to the efficacy, safety or other medical issues regarding the Product, Abbott's Medical Affairs Liaison shall direct such inquiries within two (2) business days of such Medical Affairs Liaison's receipt of such inquiry to Sepracor's Medical Affairs Liaison, unless such inquiry is of a routine nature and the response is clearly set forth in the Product labeling. Within a reasonable time period following the Effective Date, Sepracor's Medical Affairs Liaison shall supply Abbott's Medical Affairs Liaison with Sepracor's standard responses to questions of a routine nature directed to Sepracor with respect to the Product.

      3.6   Abbott Reports.

            3.6.1   Reports on Promotion Efforts. Subject to the provisions of
                    Section 12.4, not later than [**] days after the end of each Sales Quarter during the Term, Abbott shall supply Sepracor with a report summarizing the Abbott Promotional Efforts during such period in a manner which


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                    permits Sepracor to evaluate Abbott's compliance with its
                    obligations regarding Abbott Promotional Efforts [**] made, [**] of the [**] during the Sales Quarter, unless otherwise agreed by the Parties in writing.

            3.6.2 Format of Reports. The Marketing Committee shall determine the format, content, and detail of reports required by this Section.

      3.7 Other Abbott Costs and Expenses. Except as otherwise specifically stated in this Agreement, Abbott shall be solely and exclusively responsible for all costs and expenses relating to or arising from marketing, promotion (including distribution of Samples, Sepracor Promotional Materials, and Abbott Product Materials), and sale of Product incurred by Abbott, its Affiliates, and their employees and agents.

Article 4. SEPRACOR RESPONSIBILITIES AND PROMOTIONAL EFFORTS.

      4.1 Pediatric Expanded Approval. At its sole expense, Sepracor shall use good faith reasonable efforts in connection with the further development of the Product, including the conduct of clinical trials, for the purpose of obtaining Pediatric Bronchospasm Expanded Approval, and shall take all regulatory actions necessary to file the NDA or sNDA for such Pediatric Bronchospasm Expanded Approval by [**]

      4.2 Maintenance of Product NDA. During the Term, Sepracor shall use its reasonable commercial efforts to maintain, at Sepracor's sole cost and expense, all NDA's which the FDA has granted as of the Effective Date or during the Term.

      4.3 Product Formulations. Sepracor shall be solely responsible for the formulation, indications, labeling and packaging for the Product. Sepracor may change any formulation, labeling, and/or packaging at its own discretion with thirty (30) days prior written notice to Abbott, unless such change requires pre-approval by the FDA, in which case Sepracor shall obtain Abbott's prior written approval which shall be promptly given and not unreasonably withheld. Sepracor shall be responsible for the cost of such changes and the cost to change any and all Sepracor Promotional Materials.

      4.4 Regulatory Responsibilities. Subject to its obligations set forth in Sections 4.1 and 4.2, Sepracor shall have responsibility at its sole discretion for all regulatory submissions and other matters regarding the Product, including without limitation the Approved Indications, filing of all NDAs and other applications relating to the Product. Sepracor shall promptly communicate with Abbott regarding all significant matters communicated between Sepracor and the FDA that relate to the foregoing or to the promotion, sale or use of the Product.


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      4.5   Patent and Proprietary Protection. Sepracor shall have
            responsibility at its sole discretion for prosecuting and maintaining all patent applications and patents relating to the Product, as well as all trademark applications and trademarks relating to the Trademark and any other Sepracor Marks, service marks, copyrights and other intellectual property relating to the Product. Sepracor shall use its reasonable commercial efforts to (a) maintain in the Territory its patents and Sepracor Marks relating to the Product and (b) prosecute in good faith in the Territory its patent applications relating to the Product. Sepracor shall use its reasonable commercial efforts to enforce patents relating to the Product against Third Parties who infringe those patents in the Territory. Any compensatory damages derived from enforcement of any patents relating to Product shall be used to first reimburse Sepracor for its costs and expenses relating to such enforcement, with any remaining compensatory damages to be treated as Net Sales. A proportion of such Net Sales will be deemed Pediatric Sales subject to the Commission set forth in Section 7.1(a), and this proportion will be determined by calculating the average proportion of Pediatric Sales to Net Sales over the four Sales Quarters preceding the award of compensatory damages. Any punitive damages, exemplary damages, or other enhanced damages shall be retained solely by Sepracor.

      4.6 Consultation with Abbott. Sepracor agrees to consult with Abbott, upon Abbott's reasonable request, regarding regulatory matters, patent and trademark strategy, and other related matters to a reasonable extent to maximize Pediatric Sales; provided, however, that Sepracor shall retain responsibility for all such matters at its sole discretion as provided in this Article 4.

      4.7 Product Manufacture. Sepracor shall manufacture, or have manufactured, the Product, in accordance with cGMP and the specifications for the Product as approved by the FDA, and shall be responsible for all quality assurance issues arising therefrom. Sepracor shall be responsible for all manufacture, labeling, packaging and distribution of the Product in the Territory, and shall comply with all applicable federal laws, rules, and regulations regarding the same.


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      4.8   Complaints, Product Defects and Returns. Abbott shall notify
            Sepracor within two (2) business days of any Product complaints received by Abbott. As between Sepracor and Abbott, Sepracor shall be responsible for all manufacturing defects in Product. In addition, Sepracor shall be responsible for addressing all customer complaints regarding any alleged manufacturing defects of any Product. Sepracor shall be responsible for handling and covering the cost of all recalls and returns of Product and replacement of defective Product. Abbott, its Affiliates, officers, directors, employees or agents shall in no way be responsible for any defects or damages with respect to Product, or its shipment or delivery, provided, however, that Abbott shall be responsible for Samples delivered to Abbott from and after the time Abbott or its agents or representatives takes delivery of such Samples (except for defects in the Samples or packaging thereof present prior to delivery to Abbott).

      4.9 Product Supply. At all times during the Term, Sepracor shall sell and supply sufficient quantities of the Product to meet the requirements of Purchasers in the Pediatric Market in the Territory. Sepracor shall notify Abbott in writing of any Product manufacturing difficulties which cause or may cause shortages of Product within fifteen (15) business days of Sepracor's becoming aware of such manufacturing difficulties. If Sepracor is unable to fill in a timely manner all orders for Product in the Pediatric Market in the Territory because a

            Product is out of stock, Sepracor shall distribute available Product among all customers on a fair and practical basis, keeping in mind the best interests of the Parties. Sepracor shall immediately notify Abbott if Sepracor anticipates delays in the shipment of Product to Purchasers.

      4.10  Sepracor Promotional Efforts.

            Sepracor Promotional Efforts shall be as follows:

            4.10.1 Sepracor Representatives. Sepracor shall use its reasonable commercial efforts to promote the Product to the Pediatric Market for sale in the Territory through the Sepracor Representatives. Notwithstanding anything to the contrary in this Agreement, the Parties agree that Sepracor and the Sepracor Representatives retain the right to promote the Product to Abbott Targeted Hospitals, [**] pediatricians prescribing albuterol (referred to herein as [**]) in the Territory, and to any other portion of the Pediatric Market that Abbott and Sepracor may mutually agree upon, it being agreed that Abbott and Abbott Representatives shall have the sole right to promote the Product to pediatricians other than those in the [**] in the Territory and the co-exclusive right to promote the Product to Abbott Targeted Hospitals and pediatricians in the [**] in the Territory.


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            4.10.2  Continued Promotional Activity. Sepracor shall promote
                    Product during the Term in the Territory at least as diligently as it had prior to the Effective Date; provided, however, that Sepracor shall be permitted to cease any and all contract sales force activity at its sole discretion. During the Term, Sepracor shall advertise the Product for Approved Indications to the Pediatric Market in the Territory in substantially the same manner as Sepracor advertised the product prior to the Effective Date, including, but not limited to, continuing to place advertisements in quality medical journals.

            4.10.3 Manner of Promotion. Sepracor shall perform Sepracor Promotional Efforts taking into consideration the advice, guidance and decisions of the Marketing Committee, and Sepracor shall perform in accordance with all applicable federal, state and local laws, rules, and regulations of the Territory, including, but not limited to, the Federal Food, Drug and Cosmetic Act. Sepracor shall be responsible for and shall indemnify Abbott, its Affiliates, officers, directors, employees and agents, in accordance with and subject to
                    Section 14.1, for any liability or expense that may arise as a result of any administrative or judicial determination that either a Sepracor Promotional Material or Sepracor's advertising for the Product to the Pediatric Market in the Territory violates:

                    4.10.3.1 The approved Product labeling; or

                    4.10.3.2 Any applicable federal, state or local laws, rules, and regulations of the Territory.

            4.10.4 Distribution of Sepracor Promotional Materials. Sepracor Representatives shall distribute Sepracor Promotional Materials to potential and existing Purchasers of Product and others to whom the Sepracor Representatives promote the Product.

            4.10.5 Compliance with Sampling Act. Sepracor shall distribute Samples only in strict conformance with the Sampling Act.

      4.11 Product Manager. Sepracor shall assign a Product manager, who is a Sepracor Representative, to oversee and manage the Sepracor Promotional Efforts in the Territory

      4.12 Sepracor Representative Training. Sepracor shall be responsible for the training of all Sepracor Representatives in the co-promotion of the Product. Sepracor shall supply, at Sepracor's cost, sales force training materials to train the Sepracor Representatives.

            Sepracor shall continue to train and consult with the Sepracor Representatives on an on-going basis in the promotion of the Products.


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         Securities and Exchange Commission. Asterisks denote omissions.

      4.13 Sepracor Representatives' Incentive Compensation. Sepracor, in its sole discretion and at its expense, shall compensate the Sepracor Representatives for promoting the Product in an appropriate manner to reflect individual Sepracor Representatives efforts in promoting the Product in the Territory. Sepracor, at its expense, shall award incentive compensation, bonuses or prizes to Sepracor Representatives for achieving goals for volume of Product sales.

      4.14 Requests for Medical Information by Third Parties. In the event Sepracor's Medical Affairs Liaison receives inquiries from third parties which relate to the efficacy, safety or other medical issues regarding the Product, Sepracor's Medical Affairs Liaison shall prepare standard responses to questions of a routine nature directed to Sepracor with respect to the Product and shall use the standard responses in addressing inquiries.

      4.15  Sepracor Reports.

            4.15.1  Reports on Promotion Efforts. Subject to the provisions of
                    Section 12.4, not later than [**] days after the end of each Sales Quarter during the Term, Sepracor shall supply Abbott with a report summarizing the Sepracor Promotional Efforts to the Pediatric Market in the Territory during such period.

            4.15.2 Format of Reports. The Marketing Committee shall determine the format, content, and detail of reports required by this Section.

            4.15.3 Pediatric Sales Tracking. Within [**] days of Sepracor's receipt, after each applicable Sales Quarter, of all data from external sources necessary to calculate the Commission, Sepracor shall provide to Abbott (a) total gross invoice amount of Product for the Sales Quarter, (b) total Net Sales for the Sales Quarter, and (c) a reconciliation of Net Sales to Pediatric Sales for the Sales Quarter. In addition, for each Sales Year, within [**] days of Sepracor's receipt, after the fourth Sales Quarter in a Sales Year, of all data from external sources necessary to calculate the Commission, Sepracor shall provide to Abbott a reconciliation of total gross invoiced amount to Net Sales (including total amounts for each of the components set forth in Section 1.28 used by Sepracor in calculating Net Sales from the total gross invoiced amount) for each Sales Quarter in the Sales Year.

      4.16 Other Sepracor Costs and Expenses. Except as otherwise specifically stated in this Agreement, Sepracor shall be solely and exclusively responsible for all costs and expenses relating to or arising from marketing, promotion (including distribution of Samples, Sepracor Promotional Materials, and Abbott Product Materials), and sale of Product incurred by Sepracor, its Affiliates, and their employees and agents.


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         Securities and Exchange Commission. Asterisks denote omissions.

Article 5. LABELING, SAMPLING AND PROMOTIONAL MATERIALS.

      5.1 Product Labeling. All Product labeling decisions shall be made by Sepracor, and Sepracor shall have sole responsibility therefor. Product labels and packaging shall not bear any Abbott Marks or any other Abbott identifying material.

      5.2 Sampling. Except as otherwise provided in this Agreement, Sepracor, [**], shall produce all Samples for use in the promotion of the Product. Samples shall be marked "Sample - Not for Sale."
            Sepracor shall establish the guidelines for sampling, and shall consult with Abbott with respect thereto. Sepracor shall supply such quantities of Samples to Abbott as Abbott and Sepracor mutually agree is appropriate in connection with Abbott Promotional Efforts. Each party shall bear its own cost of distribution of Samples to the Pediatric Market. Sepracor shall [**] to the production of [**]. [**] from any [**] for the [**]; provided, however, [**] shall not be [**] during any 12-month period (from April through March) thereafter; and, provided further, in the [**] pursuant to [**] for the first twelve (12) months. Abbott shall track Sample distribution and provide to Sepracor all reports relating the sampling that Sepracor may require in order to comply with applicable laws, rules, or regulations.

      5.3 Development of Sepracor Promotional Materials. Except as otherwise provided in this Agreement, Sepracor, at its cost and expense (including any agency fees), shall develop Sepracor Promotional Materials for Abbott's use in the promotion of the Product. Sepracor shall consult with Abbott with respect to the development of Sepracor Promotional Materials. Abbott shall have an opportunity to review the Sepracor Promotional Materials and make suggestions regarding format and content. Abbott shall provide Sepracor with any objections to or suggestions regarding format or content of Sepracor Promotional Materials for Abbott's use within thirty (30) calendar days of delivery to Abbott of any proposed Sepracor Promotional Materials. If in the opinion of Abbott's counsel any Sepracor Promotional Material may conflict with any law, rule or regulation in the Territory, and if Abbott so informs Sepracor in writing within the thirty (30) day period, Abbott shall not be required to distribute or pay any share of expenses relating to such Sepracor Promotional Material. If Abbott does not notify Sepracor within the thirty (30) day period, the Parties shall [**] the direct out-of-pocket costs of printing and reprinting any Sepracor Promotional Materials for distribution by Abbott's Representatives. In any event, Abbott Representatives shall not be required to distribute Sepracor Promotional Materials which, in the opinion of Abbott's counsel, conflicts with any law, rule or regulation in the Territory.

      5.4 Distribution of Sepracor Promotional Materials. In connection with the Abbott Promotional Efforts, Abbott Representatives shall distribute Sepracor Promotional Materials to the Pediatric Market. Sepracor shall consult with


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            Abbott with respect to the distribution of Sepracor Promotional
            Materials. Sepracor shall supply such quantities of Sepracor Promotional Materials to Abbott as Abbott and Sepracor mutually agree is appropriate in connection with Abbott Promotional Efforts.

      5.5 Identification of Abbott on Sepracor Promotional Materials. During the Term and subject to the provisions of this Agreement, Abbott Marks and Sepracor trade names and logos shall be jointly presented on Sepracor Promotional Materials and Sepracor's advertising of the Product for the Pediatric Market in the Territory. Certain Abbott Marks, as agreed in writing by the parties, shall be displayed on all Sepracor Promotional Materials (other than such materials in existence as of the Initial Training date of Abbott Representatives) for distribution by Abbott Representatives with substantially equal prominence and frequency as Sepracor's trade names and logos. Sepracor shall not distribute any printed promotional materials relating to pediatric use of Product, other than Sepracor Promotional Materials, to the Pediatric Market in the Territory.

            5.5.1 Limited License to Abbott Marks. Abbott hereby grants to Sepracor a limited non-exclusive license, without payment of any royalty or licensing fees, to the Abbott Marks solely for the purposes of developing, producing, and using the Sepracor Promotional Materials for the Product and advertisements for the Product to the Pediatric Market in the Territory during the Term, and in accordance with the terms of this Agreement.

            5.5.2 Sepracor's Use of Abbott Marks. All uses of the Abbott Marks shall be approved in advance by Abbott. Abbott shall retain all rights to the Abbott Marks and Abbott's copyrights, trademarks, and logos, which shall remain Abbott's sole property, free of any claims thereon or thereto by Sepracor. Sepracor agrees that all Product advertising bearing the Abbott Marks shall contain appropriate legends, markings and notices as mutually agreed upon by the Parties. Sepracor shall place the following legend "___ is a trademark of Abbott Laboratories" on each Product or Promotional Material which bears the Abbott Marks.

            5.5.3 Abbott's Retention of Rights to the Abbott Marks. All goodwill associated with the Abbott Marks inure solely to the benefit of Abbott. Sepracor shall notify Abbott in writing of any infringements or imitations by third parties of the Abbott Marks which may come to Sepracor's attention.

            5.5.4 Discontinuation of Use of Abbott Marks. Upon termination or expiration of this Agreement, Sepracor shall discontinue all use of the Abbott Marks


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            5.6   Abbott Product Materials. In addition to Sepracor Promotional
                  Materials developed and prepared by Sepracor, Abbott may develop, at its expense, Abbott Product Materials, to be used by Abbott in connection with Abbott Promotional Efforts. Prior to distribution to Abbott Representatives or others, Abbott shall give Sepracor the opportunity to review the Abbott Product Materials and make suggestions regarding format and content, and shall not print or distribute any Abbott Product Materials prior to receiving Sepracor's written approval. Sepracor shall use reasonable efforts to review and approve the Abbott Product Materials within thirty (30) days after receipt of proposed Abbott Product Materials. Sepracor shall submit any such Abbott Product Material to FDA, as may be required by law or regulation. In the event of any change to any Product formulation, labeling, or packaging which requires a change in any Abbott Product Materials, after notice from Sepracor of any such change, Abbott shall revise, and receive Sepracor's approval on all such revisions, on all Abbott Product Materials affected by such change before any further distribution of any affected Abbott Product Materials. The cost and expense of modifications to Abbott Product Materials shall be borne by Abbott. Abbott shall retain all rights, including copyrights, to the Abbott Product Materials, except with respect to any Sepracor Marks, which shall remain Sepracor's sole property, free of any claims thereto by Abbott. Abbott shall use any Abbott Product Materials containing the Trademark or Sepracor Marks only in connection with the promotion of the Product to the Pediatric Market in the Territory. Abbott shall have no obligation to pay any royalties or other compensation to Sepracor on the use of the Sepracor Marks used in the Abbott Product Materials. During the Term, Sepracor may use, at its expense, the Abbott Product Materials in connection with Sepracor's promotion of the Product to the Pediatric Market in the Territory. After the Term, Sepracor shall have a royalty-free non-exclusive license to use Abbott Product Materials, exclusive of any Abbott Marks or any other Abbott intellectual property that may appear or is described therein, and to make and use derivative works thereof.

            5.7 Identification of Sepracor on Abbott Product Materials. During the Term and subject to the provisions of this Agreement, Abbott Marks and Sepracor Marks shall be jointly presented on Product advertising developed by Abbott and Abbott Product Materials. Sepracor Marks shall be displayed on all Abbott Product Materials with substantially equal prominence as Abbott Marks.

                  5.7.1 Limited License to Sepracor Marks. Sepracor hereby
                        grants to Abbott a limited non-exclusive license, without payment of any royalty or licensing fees, to Sepracor Marks, solely for the purposes of developing, producing, using the Abbott Product Materials for the Product and advertisements for the Product to the Pediatric Market in the Territory during the Term, and in accordance with the terms of this Agreement.


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                  5.7.2 Abbott's Use of Sepracor Marks. All uses of the Sepracor
                        Marks by Abbott shall be approved in advance by Sepracor. Sepracor shall retain all rights to Sepracor Marks, and Sepracor's copyrights, trademarks, and logos, which shall remain Sepracor's sole property, free of any claims thereon or thereto by Abbott. Abbott agrees that all Product bearing the Sepracor Marks shall contain appropriate legends, markings and notices as mutually agreed upon by the Parties. Abbott shall place the following legend "___ is a trademark of Sepracor Inc."
                        on each item which bears the Sepracor Marks.

                  5.7.3 Sepracor's Retention of Rights to the Sepracor Marks.
                        All goodwill associated with the Sepracor Marks inure solely to the benefit of Sepracor. Abbott shall notify Sepracor in writing of any infringements or imitations by third parties of the Sepracor Marks which may come to Abbott's attention.

                  5.7.4 Discontinuation of Use of Sepracor Marks. Upon
                        termination or expiration of this Agreement, Abbott shall discontinue all use of the Sepracor Marks.

Article 6. PRICING, QUOTATIONS, ORDERS, BILLING, COLLECTION AND SALES TRACKING.

      6.1 Pricing. Sepracor shall consider the recommendations of the Marketing Committee in developing strategies for the pricing, sale and distribution of Product for the Pediatric Market in the Territory. Sepracor shall, in its sole discretion, determine prices and terms of sale to Purchasers for Product, and may change such prices following at least thirty (30) days prior written notice to Abbott. Abbott shall not change any pricing or grant any discounts or rebates on any Product without the prior written consent of Sepracor.

      6.2 Pricing and Rebate Contracts. Sepracor shall be a party and signatory to any and all pricing and rebate contracts with Purchasers for or regarding the sale of Product.

      6.3 Quotations and Orders; Billing and Collection. Sepracor shall have sole responsibility for the preparation and delivery of all quotations and offers of prices hereunder, for the acceptance and fulfillment of all orders, and for the

            Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

      6.4 invoicing and collection of amounts due from Purchasers. Sepracor shall use reasonable efforts in its collection activities.

      6.5 Electronic Database. Sepracor shall utilize a computerized system accurately to account for all Product orders and assist with Net Sales tracking as set forth in Section 4.15.3. The system shall be capable of reporting: (a) gross invoiced dollar and unit sales on a daily basis, (b) Net Sales on a monthly basis, and (c) the components of the reconciliation of total gross invoiced amounts to Net


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          Confidential Materials omitted and filed separately with the
         Securities and Exchange Commission. Asterisks denote omissions.

            Sales and Net Sales to Pediatric Sales. Sepracor shall assure appropriate back-up and information storage for its system.

Article 7. COMPENSATION TO ABBOTT.

      7.1 Commission. (a) In consideration of Abbott's efforts hereunder, Sepracor shall pay Abbott a Commission on Pediatric Sales in accordance with this Article 7. The Commission shall be based upon Pediatric Sales of Product for each Sales Year in the Territory using the following incremental Commission rates: (i) on those annual Pediatric Sales up to and including [**], the commission rate is [**]; (ii) on the incremental annual Pediatric Sales over [**] and up to and including [**], the commission rate is [**]; and (iii) on the incremental annual Pediatric Sales over [**], the commission rate is [**].

            (b) Commencing April 1, 2000, and ending June 30, 2001, if the Commission received by Abbott in any Sales Quarter does not exceed [**], Sepracor shall reimburse the difference between [**] and the Commission received by Abbott for such Sales Quarter. The calculation and payment of such difference shall occur within fifteen (15) days of Sepracor's receipt, after each applicable Sales Quarter, of all data from external sources necessary to calculate the Commission.

      7.2 Commission Payment. Sepracor shall pay the Commission for each Sales Quarter on or prior to [**] days after Sepracor's receipt, after each applicable Sales Quarter, of all data from external sources necessary to calculate the Commission .

      7.3 Audit. If Abbott, in its reasonable judgment, determines that an audit of Sepracor's relevant books and records is necessary to verify Pediatric Sales of Product, then upon notice to Sepracor Abbott shall have the right, at Abbott's cost and expense, to have a nationally recognized independent certified public accounting firm reasonably acceptable to Sepracor perform an audit of all relevant books and records of Sepracor for the sole purpose of verifying the Commissions payable as provided in this Agreement for no more than the three preceding years; provided, however, that as part of any audit on behalf of Abbott, Abbott's auditors must rely on Sepracor's independent certified public accounting firm as to the details and underlying data utilized in the calculation of Net Sales, although Abbott's auditors may review the details of the calculation of Net Sales from gross invoice amounts for the sole purpose of verifying the reasonableness of such calculation and to determine whether the calculation is consistent with the terms of Section 1.28 of this Agreement. Any such audit shall be conducted during Sepracor's normal business hours, at Sepracor's facilities, at a mutually agreed upon date and time. This right may not be exercised more than once in any calendar year, and once a calendar year is audited it may not be reaudited, provided that if there is a material disputed issue as to any audited year, such year, the two (2) preceding years and any


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            subsequent year may be reaudited solely as to material disputed issue until such time as the dispute is resolved. An issue shall be deemed to be a material disputed issue if it results in an underpayment of Commission to Abbott for the period under review of more than five percent (5%). The independent certified public accounting firm shall disclose to Abbott only information relating solely to the accuracy of the Commission provided to Abbott and Commission Payments made to Abbott under this Agreement, and such information shall be subject to the provisions of Article 15. If such audit reveals that Sepracor has under-reported aggregate annual Pediatric Sales to Abbott: (a) by five percent (5%) or less, Sepracor shall pay all past due Commissions within thirty (30) days following completion of the audit, or (b) by more than five percent (5%), Sepracor shall pay all past due Commissions plus interest thereon at the rate of ten percent (10.0%) simple interest per annum, plus all reasonable costs of Abbott's audit, within thirty
            (30) days following completion of the audit.

Article 8. MEDICAL INQUIRIES; NOTIFICATION OF ADVERSE DRUG EXPERIENCE.

      8.1 Communication. Within thirty (30) days after the Effective Date, each Party shall appoint its Medical Affairs Liaison to communicate with the other with regard to information required pursuant to this
            Article 8. Either Party may change its Medical Affairs Liaison by notice to the other Party. Sepracor shall be solely responsible for
            (a) addressing all medical inquiries from Purchasers and Abbott Representatives with respect to side effects of the Product, (b) investigating any adverse drug experience or adverse event matters, and (c) reporting any adverse drug experience to the FDA.

      8.2 Notification. During the Term, Abbott shall give Sepracor notice as set forth in this Section 8.2 of any adverse drug experience, as defined in 21 C.F.R. ss. 314.80, associated with the Product as to which Abbott obtains information in accordance with the following:

            8.2.1 Any adverse drug experience information obtained by Abbott shall be reported to Sepracor's Medical Affairs Liaison, by telephone or by facsimile within three (3) working days after Abbott's initial receipt of any such information; provided, however, any report of a serious unlabeled event or any report of a death shall be reported by telephone and facsimile to Sepracor's Medical Affairs Liaison within twenty-four (24) hours after Abbott's receipt of the information;

            8.2.2 Abbott shall maintain a record of the adverse drug experience reports received by Abbott to assist Sepracor in complying with 21 C.F.R. ss. 314.80 , including:

                    8.2.2.1 A copy of the drug experience report;


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                    8.2.2.2 The date the report was received; and

                    8.2.2.3 The date the report was provided to Sepracor.

            8.2.3 Sepracor shall keep Abbott reasonably informed of adverse drug experience, as defined in 21 C.F.R. ss. 314.80, associated with the Product in a manner and with details sufficient to facilitate Abbott's performance hereunder.

            8.2.4 Sepracor will provide Abbott with a copy of quarterly safety reports for Product and fifteen-day alert reports for Product which Sepracor reports to the FDA.

      8.3 Product Report. If, during the Term, Sepracor determines it is necessary to issue a report to Sepracor Representatives with respect to the medical efficacy or side effects of the Product, Sepracor shall also provide such report to Abbott's Medical Affairs Liaison within two (2) business days of its issuance to the Sepracor Representatives, which report Abbott shall immediately distribute to Abbott Representatives.

      8.4 Product Recall. In the event any Product is recalled by the FDA or Sepracor in the Territory, Sepracor shall be responsible for all expenses relating to such recall and for all activities to be performed relating to such recall. Prior to any such recall, Sepracor shall advise Abbott of the situation. Sepracor shall provide Abbott with a prepared statement, subject to Abbott's approval, for use in response to inquiries regarding the Product recall which Abbott shall provide to Abbott Representatives promoting the Product. Abbott and the Abbott Representatives and Sepracor and the Sepracor Representatives shall use such prepared statement to respond to any inquiries received with regard to the Product recall and shall not make any other statement regarding the recall.

Article 9. OTHER PRODUCTS.

      9.1 Product Rights Ex-U.S. In the event Sepracor desires to have an entity other than Sepracor, or a Sepracor Affiliate market, sell, distribute, or promote the Product to the Pediatric market in any country outside the Territory, Sepracor shall give Abbott first notice of the opportunity to have Abbott market, sell, distribute, promote, co-promote or co-market the Product to the Pediatric Market in such country through aright of first negotiation for not more than thirty (30) calendar days after Sepracor's notice to Abbott hereunder.

      9.2 Product Rights to Geriatric Market. In the event Sepracor desires to have an entity other than Sepracor or a Sepracor Affiliate market, sell, distribute, or promote the Product specifically for use by the Geriatric Market in the Territory (and, if Abbott and Sepracor enter into any agreement with respect to the Geriatric Market in the Territory, in any country outside the Territory), Sepracor shall give Abbott first notice of the opportunity to have Abbott market, sell, distribute, promote, co-promote or co-market the Product for use by the


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            Geriatric Market in the Territory (and, if Abbott and Sepracor enter into any agreement with respect to the Geriatric Market in the Territory, in such country outside the territory) through a right of first negotiation for not more than thirty (30) calendar days after Sepracor's notice to Abbott hereunder.

      9.3 Rights of Negotiation for Other Products. In the event that Sepracor markets a pharmaceutical product containing levalbuterol as an active ingredient other than Product (meter-dose inhaler or CFC-free pulmonary formulation; oral formulation of the Product), or a pharmaceutical product containing R,R-formoterol as an active ingredient, for the Pediatric Market in the Territory, and Sepracor desires to have an entity other than Sepracor or a Sepracor Affiliate market, co-market, sell, distribute, promote or co-promote such pharmaceutical product to the Pediatric Market in the Territory, Sepracor shall provide notice ("Other Product Notice) to Abbott prior to any discussions with or proposals to any party other than Sepracor's Affiliates, and Abbott shall have a right of first negotiation with respect to the rights to market, co-market, sell, distribute, promote or co-promote such pharmaceutical product to the Pediatric Market in the Territory through a right of first negotiation for not more than thirty (30) calendar days after Sepracor's notice to Abbott hereunder. As of the date of the Other Product Notice, Sepracor shall make available to Abbott the following information relating to the product identified in the Other Product Notice: development plan; patent applications and other patent information; relevant material portions of FDA submissions; summary clinical trial and study information or final study reports, where appropriate.

Article 10. REPRESENTATIONS AND WARRANTIES; COVENANTS.

      10.1 Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Party as of the Effective Date that:

            10.1.1 Such Party has the full power and authority to enter into and perform this Agreement;

            10.1.2 The person(s) signing this Agreement on its behalf has been properly authorized and empowered to enter into this Agreement; and

            10.1.3 No consents or approvals which such Party has not previously obtained are necessary for such Party to enter into this Agreement and perform all of such Party's obligations hereunder.

      10.2  Abbott Covenants. Abbott hereby covenants during the Term that:

            10.2.1 This Agreement shall not conflict with any other Abbott contractual obligation.

            10.2.2 Abbott shall perform its obligations hereunder in accordance with all applicable federal, state and local laws, rules, and regulations of the Territory; provided, however, Abbott shall not be in default of the


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                    terms and conditions of this Agreement if Abbott violates
                    any applicable federal, state or local laws, rules or regulations in the Territory as a result of Abbott's use of or reliance on the Sepracor Promotional Materials, Sepracor Product labeling, Sepracor Product advertising or use of Sepracor Marks.

            10.2.3 Abbott shall not take any action or fail to take any action which is in conflict with any of the representations and warranties made by Abbott in Sections 10.1 and 10.3.

            10.2.4 All uses of the Abbott Marks in Sepracor Promotional Materials or Abbott Product Materials shall not violate any applicable laws, rules, and regulations in the Territory.

            10.2.5 Abbott, and its agents or representatives shall maintain adequate insurance to cover any loss or damage with regard to Samples in the possession of Abbott, or its agents or representatives.

            10.2.6 Abbott, and its agents or representatives shall ensure that inventory of Samples in the possession of Abbott, or its agents or representatives, is properly managed to ensure that Samples are distributed on a first-in, first-out basis.

      10.3 Other Abbott Representations and Warranties. Abbott hereby represents and warrants to Sepracor, as of the Effective Date that:

            10.3.1 Abbott is the sole and exclusive owner of all right, title and interest in and to the Abbott Marks.

            10.3.2 To the best of Abbott's knowledge, as of the Effective Date, there are no patents or trademarks owned by third parties which would be infringed by the manufacture, marketing, sale, distribution, import, export or use of Abbott Marks in the Territory.

            10.3.3 There are no suits, claims, or proceedings pending against Abbott or any of its Affiliates in any court or by or before any governmental body or agency with respect to Abbott Marks which may limit any Sepracor Promotional Efforts or Abbott Promotional Efforts or create any liability to Sepracor; and to the best of Abbott's knowledge, no such actions, suits, or claims have been threatened against Abbott or any of Abbott's Affiliates.

            10.3.4 Prior to the Effective Date, Abbott has not entered into any agreement which could limit Abbott in the performance of their obligations under this Agreement.

            10.3.5 Prior to the Effective Date, Abbott has not received any notice from the FDA of any violation of the Sampling Act or any other law, rule or


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                    regulation which could limit Sepracor or Abbott in the
                    performance of their respective obligations under this Agreement.

      10.4 Other Sepracor Representations and Warranties. Sepracor hereby represents and warrants to Abbott, as of the Effective Date that:

            10.4.1 Sepracor has the sole and exclusive right to market, promote and sell, or license others to market, promote and sell, the Product under the Trademark within the Territory.

            10.4.2 To the best of Sepracor's knowledge, as of the Effective Date, there are no patents or trademarks owned by Third Parties which would be infringed by the manufacture, marketing, sale, distribution, import, export or use of the Product or its Trademark in the Territory, and Sepracor has not received any notification from a Third Party claiming that the manufacture, marketing, sale, distribution, import, export or use of the Product or its Trademark in the Territory would infringe a patent or trademark owned by a Third Party.

            10.4.3 There are no suits, claims, or proceedings pending against Sepracor or any of its Affiliates in any court or by or before any governmental body or agency with respect to the Product, the Trademark or Sepracor marks which may limit any Abbott Promotional Efforts or create any liability to Abbott; and to the best of Sepracor's knowledge, no such actions, suits, or claims have been threatened against Sepracor or any of Sepracor's Affiliates.

            10.4.4 Sepracor has obtained and is the owner of the NDA for the Approved Indication under Section 1.11.1 and Sepracor's officers have no knowledge of any pending FDA actions to revoke or withdraw such Approved Indication under the NDA.


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          Confidential Materials omitted and filed separately with the
         Securities and Exchange Commission. Asterisks denote omissions.


            10.4.5 Sepracor's net sales of the Product in the Territory in calendar year 1999 through September 30, 1999, were approximately [**].

            10.4.6 Prior to the Effective Date, except as set forth in Schedule 10.4.6, Sepracor has not entered into any agreement regarding the Product which could limit Sepracor or Abbott in the performance of their respective obligations under this Agreement.

            10.4.7 Prior to the Effective Date, except as set forth in Schedule 10.4.7, Sepracor has not received any notice from the FDA of any violation of the Sampling Act or any other law, rule or regulation which could limit Sepracor or Abbott in the performance of their respective obligations under this Agreement;

            10.4.8 Sepracor is the sole and exclusive owner of all right, title and interest in and to the Sepracor Marks.

      10.5  Sepracor Covenants. Sepracor hereby covenants during the Term that:

            10.5.1 This Agreement shall not conflict with any other Sepracor contractual obligation.

            10.5.2 Sepracor shall perform its obligations hereunder in accordance with all applicable federal, state and local laws, rules and regulations of the Territory; provided, however, Sepracor shall not be in default of the terms and conditions of this Agreement if Sepracor violates any applicable federal, state or local laws, rules or regulations in the Territory as a result of Sepracor's use of or reliance on the Abbott Product Materials, Abbott Product advertising or use of Abbott Marks.

            10.5.3 Sepracor shall manufacture or have manufactured the Product in accordance with cGMP, Product specifications, all FDA approved labeling, and all other applicable federal, state and local laws, rules and regulations.

            10.5.4 Sepracor shall prepare keep and maintain its financial statements and related schedules and records in accordance with Generally Accepted Accounting Principles (GAAP).

            10.5.5 Sepracor shall not take any action or fail to take any action which is in conflict with any of the representations and warranties made by Sepracor in Section 10.1 or 10.4.

            10.5.6 Sepracor's database referenced in Section 6.4 shall not be damaged or corrupted as a result of the passage of time from December 31, 1999 to January 1, 2000.


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          Confidential Materials omitted and filed separately with the
         Securities and Exchange Commission. Asterisks denote omissions.

            10.5.7 All uses of the Sepracor Marks in Sepracor Promotional Materials and Abbott Product Materials shall not violate any applicable laws, rules and regulations in the Territory.

Article 11. INDEPENDENT CONTRACTOR RELATIONSHIP. The parties agree that they are independent contractors. Neither party nor any employee of such party is an employee, officer, agent, partner, business representative, or legal representative of, or joint venturer with, the other party. Neither party has authority to assume any obligation on behalf of the other party and shall not hold out to third parties that it has any authority to do so; thus, neither party shall take any action that might mislead or confuse third parties in this regard. Unless otherwise provided herein, each party shall be responsible for its own expenses and shall not incur expenses for the other party's account unless expressly authorized in writing to do so by the other party.

Article 12. TERM AND TERMINATION.

      12.1 Initial Term. This Agreement shall commence as of the Effective Date and shall continue for a period of six (6) years from January 1, 2000 ("Initial Term"):

            12.1.1 Subject to extension for an additional twelve (12) months (the "Extension Term") in the event Pediatric Bronchospasm Expanded Approval does not occur before [**]; and

            12.1.2 Subject to any earlier termination of the Initial Term or any Extension Term as set forth in Section 12.2 or Section 12.3.

      12.2 Early Termination by Abbott. This Agreement may be terminated by Abbott upon written notice to Sepracor prior to the expiration of the Term or the Extension Term in the event:

            12.2.1 Pediatric Sales Threshold. Pediatric Sales of Product in the Territory to the Pediatric Market do not exceed [**] during calendar year 2000;

            12.2.2 Approved Indication. On or before [**], Sepracor has not received Pediatric Bronchospasm Expanded Approval, provided, however, that in such event Abbott shall only have the right to terminate under this Section 12.2.2 by giving written notice thereof to Sepracor on or before [**] or

            12.2.3 Price Threshold. The average for any two consecutive calendar quarters of the actual Average Net Selling Price/Dose Vial of the Product is less than [**]; or

            12.2.4 One Year's Notice. At any time after December 31, 2000, upon one year's prior written notice without cause.


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          Confidential Materials omitted and filed separately with the
         Securities and Exchange Commission. Asterisks denote omissions.

      12.3 Early Termination by Either Party. This Agreement may be terminated by either Party upon written notice to the other Party prior to the expiration of the Term or the Extension Term as follows:

            12.3.1 Material Breach. Ninety (90) days after notice from one Party to the other Party that the receiving Party has committed a material breach of this Agreement and at the end of such ninety (90)-day period the receiving Party has not cured or has not diligently, continuously, and in good faith attempted to cure the described breach, with clear evidence that such breach shall be cured within a period of an additional sixty (60) days following the initial ninety
                    (90)-day period; provided, however, that the period for sure shall be tolled during the pendency of an ADR initiated pursuant to Article 19 to resolve whether such material breach occurred; further provided, however, that Sepracor shall not be in material breach for late payment if the reason for late payment is lack of timely availability to Sepracor of audit or survey data needed to make calculations of Commissions.

            12.3.2 Force Majeure. Either Party giving ninety (90) days' prior notice to the other Party if an event of Force Majeure as described in Article 18 continues for more than six (6) months. Termination pursuant to the application of this Section shall not be deemed termination due to a material breach of this Agreement by either Party.

            12.3.3 Bankruptcy. Either Party giving notice to the other Party in the case of any adjudication of bankruptcy or insolvency, appointment of a receiver by a court of competent jurisdiction, assignment for the benefit of creditors, or institution of liquidation proceedings by or against the other Party. Termination pursuant to the application of this Section shall not be deemed termination due to a material breach of this Agreement by either Party.

            12.3.4 Price Established by Law. If any national or federal legislation or regulation in the Territory shall establish a maximum price which can be charged for the Product, which price is less than [**] of the immediately preceding month's average selling price per unit of Product, either Party may give the other Party notice of termination at least ninety
                    (90) days prior to the effective date of termination.

            12.3.5 Conviction. If either Party, or one of its corporate officers who is involved in the activities and business arrangements set forth in this Agreement, shall be convicted in any court of a violation of law, or found liable in a civil action, from which no appeal can be taken, under circumstances that materially negatively affect the rate of reimbursement and eligibility for reimbursement with state and government agencies that provide reimbursement for the use of the


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                    Product by Purchasers, then ninety (90) days after notice
                    from the other Party this Agreement shall terminate.

            12.3.6 Merger/Acquisition. In the event a Third Party acquires control of a Party, or all or substantially all of the assets or stock of a Party is acquired by a Third Party, through purchase, merger, consolidation or otherwise (collectively referred to herein as an "Acquisition Event"), the acquired Party will send the other Party written notice of the Acquisition Event, and by no later than thirty (30) days following the other Party's receipt of such notice, if in the reasonable business judgment of the other Party such Acquisition Event would have an adverse impact on the co-promotion arrangement established by this Agreement, the other Party may terminate this Agreement upon thirty (30) days written notice to the acquired Party.

      12.4 Grace Period. The Parties hereby agree that from the Effective Date through March 31, 2000 (the "Grace Period"), while each Party will use reasonable commercial efforts to satisfy its obligations under this Agreement, a Party's failure to completely satisfy its obligations under Section 3.1.1, Section 3.1.2, Section 3.6, Section 4.10.1, Section 4.10.2, or Section 4.15, as appropriate, during the Grace Period shall not constitute a material breach of the Agreement.

Article 13. CONSEQUENCES OF TERMINATION.

      13.1 Confidential Information. In the event of expiration or termination of this Agreement for any reason, both Parties shall cease using all Confidential Information, as defined in Section 15.1, supplied by the other Party. Upon either Party's request, the other shall return to its owner all written and/or tangible Confidential Information, except for one archive copy that may be retained by the legal department of a Party solely for the purpose of determining any continuing obligations. Both Parties and their Affiliates shall continue to be bound by the provisions of Article 15 for a period of five (5) years after the expiration or termination of this Agreement or ten (10) years after the execution of this Agreement, whichever is later.

      13.2 Accrued Obligations. Termination of this Agreement shall not relieve the Parties of any liability which accrued prior to the effective date of such termination, nor prejudice either Party's right to obtain performance of any obligation provided for in this Agreement which expressly survives termination.

      13.3 Return of Promotional Materials. Upon termination or expiration of this Agreement: (a) Abbott shall, at Sepracor's election and expense, either destroy or return to Sepracor all Sepracor Promotional Materials relating to the Product then in Abbott's possession; and (b) Sepracor shall, at Abbott's election and expense, either destroy or return to Abbott all Abbott Product Materials then in Sepracor's possession.


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          Confidential Materials omitted and filed separately with the
         Securities and Exchange Commission. Asterisks denote omissions.


      13.4 Commission. If this Agreement is terminated prior to the expiration of the Term or any Extension Term, then the applicable Commission for the Product for the Sales Year in which such termination occurred shall be the product of (a) the Pediatric Sales during such Sales Year, and (b) a blended Commission rate determined by annualizing the Pediatric Sales during such Sales Year.

      13.5 Residual Commission. The Parties acknowledge and agree that in the Territory, through the Abbott Promotional Efforts, Abbott will enhance the Product and the goodwill associated with the Product, Trademarks and other property of Sepracor. Therefore, upon expiration of this Agreement or early termination of this Agreement
            (a) by Abbott [**] or (b) by Sepracor [**] or (c) by or on behalf of Sepracor [**], Sepracor shall pay to Abbott the Residual Commission for a period of [**] immediately following any such early termination or expiration of the Term in an amount equal to:

            13.5.1 For the [**] period after such termination or expiration of the Term, the Residual Commission shall be equal to [**] of the Pediatric Sales during such 12-month period;

            13.5.2 For the [**] period after such termination or expiration of the Term, the Residual Commission paid shall be an amount equal to [**] of the Pediatric Sales during such 12-month period; and

            13.5.3 For the [**] period after such termination or expiration of the Term, the Residual Commission paid shall be an amount equal to [**] of the Pediatric Sales during such 12-month period.

            Sepracor shall pay the Residual Commission in quarterly installments due within fifteen (15) days after Sepracor's receipt, after the last day each applicable quarter, of all data from external sources necessary to calculate the Residual Commission during the three (3) periods of twelve (12) months.

      13.6 Remedies. Excepting any award granted pursuant to Article 19, neither Party shall be liable to the other Party for any compensation, reimbursement, damages for loss of prospective profits on anticipated revenue, or on account of expenses incurred, investments made, leases, commitments, or any other obligations incurred in connection with this Agreement as a result of any termination of this Agreement according to the terms of this Agreement or by reason of non-renewal of the Term. In any event, neither Party shall be liable to the other Party for any exemplary, indirect, incidental, or consequential damages.

      13.7 Survival. Upon termination of this Agreement or expiration of the Term, each Party shall provide to the other Party the reports and information necessary to calculate the Commission and any Residual Commission and compensation to Sepracor Representatives and Abbott Representatives. Without limitation, the

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            following Articles or Sections shall survive termination of this
            Agreement or expiration of the Term for a period of five (5) years (unless otherwise stated in such Article or Section): Article 1 (Definitions), Article 10 (Representations and Warranties and Covenants), Article 13, Article 14, Article15, Article17, Article19 and Sections 20.1, 20.4 and 20.7.

Article 14. INDEMNIFICATION.

      14.1 Sepracor Indemnification. Except as may be otherwise provided herein, Sepracor shall defend, indemnify and hold Abbott, its Affiliates, their successors and assigns, and all of their officers, directors, employees and representatives harmless from and against all suits, claims, liabilities, costs, damages, judgments and other expenses (including, but not limited to, reasonable legal expenses) suffered or incurred in connection with:

            14.1.1 Sepracor's breach of any of the Sepracor representations, warranties, covenants or other terms or conditions of this Agreement;

            14.1.2 A claim arising from the promotion of the Product or use of the Trademark or Sepracor Marks in Sepracor Promotional Materials or Abbott Product Materials;

            14.1.3 Any patent infringement claim arising from the manufacture, marketing, promotion, importation, sale or use of the Product;

            14.1.4 Any claim (including, but not limited to claims made with respect to Sepracor advertising, Sepracor training of Abbott Representatives or Sepracor Promotional Materials) made by a Third Party against Abbott, its Affiliates, their successors or assigns, or their officers, directors, employees or representatives relating to the Product or the manufacture, marketing, promotion, importation, sale or use of the Product, including, but not limited to, death or personal injury; or

            14.1.5 The negligence, recklessness or willful misconduct on the part of Sepracor, its officers, directors, employees, agents (except to the extent Abbott may be deemed an agent of Sepracor by operation of law) or representatives with respect to the Product or Samples, or in the performance of the Agreement;

            provided, however, that Sepracor shall not be required to defend, indemnify or hold harmless Abbott, its Affiliates, their successors and assigns, or their officers, directors, employees or representatives with respect to any claim arising out of or resulting from (a) the negligence, recklessness, or willful misconduct of Abbott, its Affiliates, their successors and assigns, or their officers, directors, employees or representatives in the performance of their obligations hereunder, or (b) any breach by Abbott of this Agreement. For purposes of this Section, Abbott shall not be considered negligent if such claim arises in connection with Abbott's performance under this Agreement, so long


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            as such performance was in accordance with the terms of this
            Agreement; nor shall Abbott be considered negligent for purposes of this Section, if (a) such claim arises with respect to content of Sepracor's advertising, Sepracor Promotional Materials, Product labeling or other materials provided to Abbott by Sepracor as long as such Sepracor Promotional Materials are used in their original form and Abbott has distributed or employed such Sepracor Promotional Materials or other such materials as directed herein, or
            (b) such claim arises with respect to the Abbott Promotion Efforts by Abbott Representatives performed in accordance with direction, goals, or strategy for promoting Product described in this Agreement.

      14.2 Abbott Indemnification. Except as may be otherwise provided herein, Abbott shall defend, indemnify and hold Sepracor, its Affiliates, their successors and assigns, and all of their officers, directors, employees and representatives harmless from and against all suits, claims, liabilities, costs, damages, judgments and other expenses (including, but not limited to, reasonable legal expenses) suffered or incurred in connection with:

            14.2.1 Abbott's breach of any Abbott representations, warranties, covenants or terms or conditions of this Agreement;

            14.2.2 A claim arising from Sepracor's use of the Abbott Marks in Sepracor Promotional Materials or Abbott Product Materials;

            14.2.3 Any claim arising out of or in connection with Abbott's promotion of Product not in accordance with direction, goals, or strategy for promoting Product pursuant to this Agreement; or

            14.2.4 The negligence, recklessness or willful misconduct on the part of Abbott, its officers, directors, Abbott Representatives, and other Abbott employees, agents, or representatives with respect to the Product or Samples, or in the performance under this Agreement;

            provided, however, that Abbott shall not be required to defend, indemnify, or hold harmless Sepracor, its Affiliates, their successors and assigns, or their officers, directors, employees or representatives with respect to any claim arising out of or resulting from (a) the negligence, recklessness, or willful misconduct of Sepracor, its Affiliates, their successors and assigns, or their officers, directors, employees or representatives in the performance of their obligations hereunder or (b) any breach by Sepracor of this Agreement. For purposes of this Section, Abbott shall not be considered negligent if such claim arises in connection with Abbott's performance under this Agreement so long as such performance was in accordance with the terms of this Agreement; nor shall Abbott be considered negligent for purposes of this Section, if (a) such claim arises with respect to the content of Sepracor's advertising, the Sepracor Promotional Materials, Product labeling or other materials provided to Abbott by Sepracor as long as such Sepracor Promotional Materials are used in their


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            original form and Abbott has distributed or employed such Sepracor
            Promotional Materials or such other materials as directed herein, or
            (b) such claim arises with respect to Abbott Promotional Efforts by Abbott Representatives performed in accordance with direction and teachings of the training described in this Agreement.

      14.3 Sepracor Indemnification Under Sampling Act. Without limiting any other provision herein:

            14.3.1 Sepracor shall perform under this Agreement in strict accordance with the provisions of the Sampling Act.

            14.3.2 Sepracor shall defend, indemnify and hold Abbott and Abbott's officers, directors, employees and sales representatives harmless from and against all suits, claims, liabilities, costs, damages, penalties, judgments and other expenses (including, but not limited to, reasonable legal expenses) arising out of or resulting from any violations of the Sampling Act that are caused by Sepracor, its officers, its directors, Sepracor representatives, and other employees, agents, or representatives of Sepracor in performance hereunder.

            14.3.3 If the conviction of a Sepracor representative under any provision referred to in 21 U.S.C. ss.333(b)(2) occurs and is deemed a Sepracor Diversion Violation for which Sepracor is required to indemnify Abbott as set forth in Section 14.3.2, then:

                    14.3.3.1 If a Sepracor Diversion Violation is the first Abbott violation of the provisions referred to in 21 U.S.C.ss.333(b)(2), then Sepracor shall indemnify Abbott for any civil penalties incurred by Abbott under 21 U.S.C.ss.333(b)(2)(A) on account of such Sepracor Diversion Violation. However, if, within a 10-year period following such Sepracor Diversion Violation, Abbott receives a third conviction for violating a provision referred to in 21 U.S.C. ss.333(b)(2), Sepracor shall indemnify Abbott for civil penalties incurred by Abbott under 21 U.S.C.ss.333(b)(2)(B) on account of such third conviction, less any civil penalties incurred by Abbott under 21 U.S.C.ss.333(b)(2)(A) for which Sepracor has indemnified Abbott hereunder.

                    14.3.3.2 If a Sepracor Diversion Violation is the second or third conviction of Abbott for violating the provisions referred to in 21 U.S.C. ss.333(b)(2) in any 10-year period, then Sepracor shall indemnify Abbott for any civil penalties incurred by Abbott pursuant to 21 U.S.C.ss.333(b)(2)(A) or
                              (B), as applicable, on account of such Sepracor Diversion Violation and, in addition, shall pay Abbott as


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                              liquidated damages all reasonable legal,
                              accounting, and other costs Abbott incurred in defending any Sepracor Diversion Violation. Such liquidated damages, together with Sepracor's payment of all civil penalties incurred by Abbott, shall be Abbott's sole and exclusive remedy under this Section 14.3.3.2 notwithstanding any other provisions of this Agreement.

                    14.3.3.3 Except pursuant to Section 14.3.2 above or in the event of Sepracor Diversion Violations, Sepracor shall not have any obligation or liability of any kind to Abbott in the event of a fourth or subsequent violation of the provisions referred to in 21 U.S.C.ss.333(b)(2) within a ten (10) year period, regardless of whether one (1) or more of the first three (3) convictions against Abbott was an Sepracor Diversion Violation.

      14.4 Abbott Indemnification Under Sampling Act. Without limiting any other provision herein:

            14.4.1 Abbott shall perform under this Agreement in strict accordance with the provisions of the Sampling Act.

            14.4.2 Abbott shall defend, indemnify and hold Sepracor and Sepracor's officers, directors, employees and sales representatives harmless from and against all suits, claims, liabilities, costs, damages, penalties, judgments and other expenses (including, but not limited to, reasonable legal expenses) arising out of or resulting from any violations of the Sampling Act that are caused by Abbott, its officers, its directors, Abbott Representatives, and other employees, agents, or representatives of Abbott in performance hereunder.

            14.4.3 If the conviction of an Abbott representative under any provision referred to in 21 U.S.C. ss.333(b)(2) occurs and is deemed an Abbott Diversion Violation for which Abbott is required to indemnify Sepracor as set forth in Section 14.4.2, then:

                    14.4.3.1 If an Abbott Diversion Violation is the first Sepracor violation of the provisions referred to in 21 U.S.C.ss.333(b)(2), then Abbott shall indemnify Sepracor for any civil penalties incurred by Sepracor under 21
                              U.S.C.ss.333(b)(2)(A) on account of such Abbott Diversion Violation. However, if, within a 10-year period following such Abbott Diversion Violation, Sepracor receives a third conviction for violating a provision referred to in 21 U.S.C.ss.333(b)(2), Abbott shall indemnify Sepracor for


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                              civil penalties incurred by Sepracor under 21
                              U.S.C.ss.333(b)(2)(B) on account of such third conviction, less any civil penalties incurred by Sepracor under 21 U.S.C.ss.333(b)(2)(A) for which Abbott has indemnified Sepracor hereunder.

                    14.4.3.2 If an Abbott Diversion Violation is the second or third conviction of Sepracor for violating the provisions referred to in 21 U.S.C.ss.333(b)(2) in any 10-year period, then Abbott shall indemnify Sepracor for any civil penalties incurred by Sepracor pursuant to 21 U.S.C.ss.333(b)(2)(A) or
                              (B), as applicable, on account of such Abbott Diversion Violation and, in addition, shall pay Sepracor as liquidated damages all reasonable legal, accounting, and other costs Sepracor incurred in defending any Abbott Diversion Violation. Such liquidated damages, together with Abbott's payment of all civil penalties incurred by Sepracor, shall be Sepracor's sole and exclusive remedy under this Section 14.4.3.2 notwithstanding any other provisions of this Agreement.

                    14.4.3.3 Except pursuant to Section 14.4.2 above or in the event of Abbott Diversion Violations, Abbott shall not have any obligation or liability of any kind to Sepracor in the event of a fourth or subsequent violation of the provisions referred to in 21 U.S.C.ss.333(b)(2) within a ten (10) year period, regardless of whether one (1) or more of the first three (3) convictions against Sepracor was an Abbott Diversion Violation.

      14.5 Control of Defense. Each party agrees to promptly give the other party notice of any claim for which indemnification might be sought. Failure of an indemnified party to provide notice of a claim to the indemnifying party shall affect the indemnified party's right to indemnification only to the extent that such failure has a material adverse effect on the indemnifying party's ability to defend or the nature or the amount of the indemnified claim, liability, costs, damages, penalties, judgments and other expenses (referred to in this Section as "Liability"). The indemnifying party shall have the right to assume the defense and settlement of any suit or claim related to the Liability if it has assumed responsibility for the suit or claim in writing; provided, however, if in the reasonable judgment of the indemnified party, such suit or claim involves an issue or matter which could have an adverse impact on the assets of the indemnified party, or such suit or claim could require the indemnified party to engage in any activities that would have an adverse effect on the business operations or good will of the indemnified party, the indemnified party may waive its rights to indemnity under this Agreement and control the defense or settlement thereof, but in no event shall any such waiver be construed as a

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            waiver of any indemnification rights such party may have at law or in equity. If the indemnifying party defends the suit or claim, the indemnified party may participate in (but not control) the defense thereof at its sole cost and expense.

      14.6 Settlement of Claims. Neither party may settle or compromise a claim or action related to an indemnified matter without the written consent of the other party, if such settlement would impose any monetary obligation on the other party or require the other party to submit to an injunction or otherwise limit the other party's rights under this Agreement; provided that such consent shall not unreasonably be withheld or delayed, unless such settlement would have an adverse impact on the assets of the indemnified party, or such settlement would require the indemnified party to engage in any activities that would have an adverse effect on the business operations or good will of the indemnified party.

Article 15. CONFIDENTIALITY.

      15.1 Definition. Subject to Section 15.2, "Confidential Information" shall mean any and all notebooks, documents, memoranda, reports, files, books, correspondence, customer and other lists, other written, graphic and computer-stored records, information, data, and the like, whether in written, graphic, or verbal form, stored now or hereafter existing during the Term, together with all subsequent changes and additions of one Party (the "Owner") which was received directly by the other Party (the "Holder") or the Holder's agents, officers, or employees, which the Holder shall use, construct, observe, possess, or control, which affect or relate to the Product or the business of the Owner solely with regard to the Product, including but not limited to all information relating to: (a) marketing, sales, investigations, clinical trials, patient data, related materials, NDA, IND, copyrights, trademarks, all applications, submissions, modifications, supplements, permits, approvals, authorizations, licenses, customer lists, and records, to the extent all such items listed in this Section are not a matter of public record; (b) improvements to and inventions made to improve the Product, whether or not patentable, which Owner, Holder, or others makes, conceives, learns and/or reduces to practice, either alone or jointly with each other or with others, directly relating to the Product; and (c) financial, marketing, sales, billing, collection, Third Party payment procedures and issues, and customer data relating to the Product or Owner.

      15.2 Exceptions to the Definition of Confidential Information. Notwithstanding the provisions in Section 15.1, the term "Confidential Information" shall not include the following:

            15.2.1 Information which is now in the public domain or subsequently enters the public domain without disclosure or delivery thereof to the public on the part of the Holder in breach of this Agreement;


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            15.2.2  Information which the Holder receives in good faith from a
                    Third Party and the Holder has no knowledge of such Third Party obtaining the information by wrongful means;

            15.2.3 Information which has been independently developed by or for the Holder without reference to the Confidential Information of the Owner;

            15.2.4 Information which has been lawfully received by the Holder without an obligation of confidentiality from a source other than the Owner; and

            15.2.5 Information which is required to be disclosed by law, government order or judicial order, but only to the extent of disclosure to such authorities.

      15.3 Confidentiality Obligations. Holder shall use Confidential Information of the Owner solely for the purposes of this Agreement. Holder will disclose Confidential Information to Holder's and its Affiliates' employees, contractors and agents only on a need-to-know basis. Except for the uses permitted pursuant to the terms of this Agreement, Holder shall not disclose, make use of, or make available to any person any portion of the Confidential Information without Owner's prior written consent. Holder shall take all reasonable steps to ensure that the Confidential Information of Owner is held in confidence by Holder, its Affiliates and their employees, contractors and agents, except for the use permitted pursuant to the terms and conditions of this Agreement. Upon the termination or expiration of this Agreement the restrictions against disclosing any Confidential Information without Owner's prior written consent shall continue for the period set forth in Section 13.1.

      15.4 Previous Agreement. As of the Effective Date, this Agreement shall supersede the Confidentiality Agreement effective July 1, 1999, between the Parties as it relates to the Product. Any information received by either Party with respect to the Product shall hereafter be governed by the terms and conditions of this Agreement.

Article 16. PUBLIC ANNOUNCEMENTS.

      16.1 Joint Announcement. Each Party agrees that prior to any joint announcement of the Parties with respect to this Agreement, except as may be required by law, it shall not disclose the substance or details of this Agreement without the prior written consent of the other Party; provided, however, nothing contained herein shall be deemed to prohibit Sepracor from issuing any publicity, press release or announcement relating to the Product which does not mention Abbott or refer to this Agreement. In cases in which disclosure may be required by law, the disclosing Party, prior to such disclosure, shall notify the non-disclosing Party of the contents of the proposed disclosure. Consistent with applicable law, the


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            non-disclosing Party shall have the right to make reasonable changes to the disclosure to protect its interests. The disclosing Party shall not unreasonably refuse to include such changes in its disclosure. Once a joint announcement has been made, neither Party shall have any obligation of non-disclosure with respect to, but only to the extent of, information thereby announced.

      16.2  Non-Publicity.

            16.2.1 The Parties agree that the terms and conditions of this Agreement are Confidential Information and, unless otherwise specifically permitted hereby, may not be the subject of any public announcement or press release by either, unless permitted by Section 16.1. The Parties agree that upon execution of this Agreement, a press release approved by both Parties will be issued. Neither Party may:

            16.2.2 Issue or originate any publicity, public announcement, or news release (written or oral) whether to the public press or otherwise; or

                    16.2.2.1 Use the name of the other Party in any publicity, public announcement, or news release regarding the Agreement without the prior approval of the other Party.

            16.2.3 There shall be a fourteen (14) day period of review of any publicity or press release proposed by either Party, allowing the other Party the opportunity to request and make changes and to determine approval of such publicity or press release. This document shall not be filed in any public office or records without the written approval of the other Party, including the right of redaction of language to protect the reviewing Party's confidential and strategic information and right to review language in any public filings.

Article 17. TRADEMARKS.

      17.1 Promotion. Abbott shall promote the Product in the Territory only under the Trademark or other such marks as the Parties mutually agree in writing and using trade names, service marks and devices approved by Sepracor and only using Sepracor Promotional Materials or Abbott Product Materials approved by Sepracor pursuant to Section 5.6.

      17.2 Compliance with Laws. Abbott shall, when referring to Sepracor Marks and the Trademark and labels, trade names, trade dress, service marks or devices, comply with all laws pertaining to trademarks, service marks, trade dress or other intellectual property rights at any time in force in the Territory.

      17.3 No Assertion of Right. Abbott shall not have, assert or acquire any right, title or interest in or to the Sepracor Marks, the Trademark or any part of any label, trade name, trade dress, service mark or device applied by Sepracor.


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Article 18. FORCE MAJEURE. Failure of either party to perform its obligations under this Agreement (except the failure to make any payment when due) shall not subject such party to any liability to the other if such failure is caused or occasioned by act of god, or the public enemy, fire, explosion, flood, drought, war, riot, sabotage, embargo, strikes, or other labor trouble, failure in whole or in part, of Sepracor's suppliers to deliver on schedule materials, equipment or machinery to Sepracor, interruption of or delay in transportation, compliance with any order, regulation or request of any government of competent jurisdiction or any officer, department, agency or committee thereof, including requisition or allocation or establishment of priority, or by compliance with a request authorized by such governmental authority of any manufacturer for material to be used by it, which event is beyond the reasonable control of the Party so failing. The Party suffering an event of force majeure shall immediately notify the other party and shall use all reasonable efforts to minimize the damages suffered by both parties. Both Parties shall cooperate in good faith in order to minimize such damages and, subject to the provisions of
Article 19, reach an agreement as to how to proceed.

Article 19. ALTERNATIVE DISPUTE RESOLUTION. Any controversy or claim arising out of or relating to this agreement, or the breach thereof, shall first be submitted to the president of the Ross Products Division of Abbott (or designee) and the president (or designee) of Sepracor for resolution. If resolution of the matter is not reached by such individuals, then such dispute shall be resolved through the alternative dispute resolution described in Schedule 9; provided, however, each party shall have the right during or before any ADR to seek and obtain from an appropriate court, remedies to avoid irreparable harm, maintain the status quo, or preserve the subject matter of the ADR.

Article 20. GENERAL.

      20.1 Property Interest. Sepracor shall retain all property interests in the Product until the point of sale, and in all Samples and Sepracor Promotional Materials until their distribution by Abbott, or its representatives or agents. Sepracor shall not assign or transfer any right or interest in relation to the Product in any manner which could affect Abbott's ability to exploit its rights under this Agreement.

      20.2 Assignment. Neither Party may assign or transfer any right or interest under this Agreement without the prior written consent of the other Party; provided, however, that in the event a Party merges with a Third Party or sells all or substantially all of its business unit to which this Agreement relates, that Party may assign this Agreement to any successor by merger or sale of all or substantially all of its business unit to which the Agreement relates without the consent of the other Party; further, provided, however, that in the event Sepracor sells all or substantially all of its business to which this Agreement relates to a Third Party in a transaction in which this Agreement is not transferred to such Third Party by operation of law, then as part of such transaction the Third Party shall assume this agreement from Sepracor either (a) with the condition that it remain in effect for one (1) year following Sepracor's written notice to Abbott regarding such transaction (the "Transfer Period"), and upon termination of the Transfer Period, the Agreement will terminate and the Residual Commission set


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            forth in Section 13.5 shall apply; or (b) without the condition set forth in (a) above.

      20.3 Headings. All headings and titles are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

      20.4  Notices.

            20.4.1 Methods: All notices or other communications required or permitted to be given shall be in writing, shall be signed by an authorized officer of the relevant Party, and given to the recipient Party by hand delivery; pre-paid mail sent to that Party, or by facsimile, to the address, as set forth below, with written proof of receipt. All notices, consents, approvals, orders, acceptances and requests shall be in writing addressed to the Parties at the following addresses, respectively.

            20.4.2  Addresses:

                    If to Sepracor:           President
                                              Sepracor Inc.
                                              111 Locke Drive, Suite 2
                                              Marlborough, Massachusetts 01752
                                              Facsimile: 508-357-7492

                    If to Abbott:             President
                                              Ross Products Division
                                              Abbott Laboratories
                                              625 Cleveland Avenue
                                              Columbus, Ohio 43215
                                              Facsimile: 614-624-7030

                    With a copy to:           Senior Division Counsel
                                              Domestic Legal Operations
                                              Abbott Laboratories
                                              625 Cleveland Avenue
                                              Columbus, Ohio 43215
                                              Facsimile: 614-624-3704

            20.4.3 Change of Address. A Party may change its address set forth above by giving a notice in writing, at least five (5) business days prior to the effective date, to all other Parties, stating the new address and the effective date of the change.

            20.4.4 Deemed Date of Receipt. Documents sent by prepaid mail shall be deemed to have been received by the addressee on the second business day after posting. Facsimile messages shall be deemed to have been received by the addressee on the date of transmission, provided that if the transmission is not on a business day or not before 4:00 p.m. at the


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                    location of the recipient's address set forth in Section
                    20.4.2, then it shall be deemed to have been received by the addressee on the next succeeding business day after transmission.

      20.5 Waiver. No failure on the part of either Party to exercise, and no delay in exercising, any right or remedy shall operate as a waiver of such right or remedy, nor shall any single or partial exercise of any right or remedy preclude any further or other exercise of such right or remedy. All rights and remedies under this Agreement are cumulative and shall not be deemed exclusive of any other rights or remedies provided by law except as otherwise provided herein.

      20.6 Severability. If any Section or portion(s) thereof contained in this Agreement is declared invalid by any court of competent jurisdiction or a government agency having jurisdiction, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those to which it is held invalid by such court, shall not be affected thereby, and the Agreement shall remain in full force and effect. To the extent possible, the Parties shall reform such invalidated Section or portion(s) thereof in a manner that will render such provision valid without impairing the Parties' original intent.

      20.7 Governing Law. The laws of the State of Delaware shall govern the interpretation, performance and enforcement of this Agreement, without respect to the conflict of laws provisions.

      20.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute the Agreement.

      20.9 Entire Agreement. This Agreement contains the entire understanding between the Parties hereto with respect to the subject matter hereof. This Agreement cannot be amended, except by a writing signed by all Parties.

      IN WITNESS WHEREOF, each of the Parties has by its duly authorized representative signed and entered into this Agreement as of the day and year first above written.

ABBOTT LABORATORIES INC.                 SEPRACOR INC.

By: /s/ Joy Amundson                        By: /s/ William James O'Shea
   --------------------------------------   ---------------------------
   Joy Amundson                             William James O'Shea
   President, Ross Products Division        President & Chief Operating Officer


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CONFIDENTIAL

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                  SCHEDULE 1.32


                       Sample Pediatric Sales Calculation
                        (For Illustration Purposes Only)

[**]


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                                 SCHEDULE 10.4.6

                       Other Agreements Regarding Product

      Sales Force Services Agreement between Innovex Inc. and Sepracor Inc., effective August 1, 1999.


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                                 SCHEDULE 10.4.7

                              Notices From The FDA

1) Untitled letter from the FDA's Division of Drug Marketing, Advertising and Communications ("DDMAC") dated March 26, 1999.

2)    Untitled letter from DDMAC dated May 21, 1999.


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                                   SCHEDULE 19

                         ALTERNATIVE DISPUTE RESOLUTION

      The Parties recognize that a bona fide dispute as to certain matters may arise from time to time during the Term which relates to either Party's rights and/or obligations under the Agreement. To have such a dispute resolved by ADR, a Party first must send written notice of the dispute to the other Party for attempted resolution by good faith negotiations between their respective representatives identified in Article 19 of the Agreement within twenty-eight
(28) calendar days ("Days") after such notice is received (hereinafter "Initial Period").

      If the matter has not been resolved during the Initial Period, or if the Parties fail to meet within such Initial Period, either Party may initiate an ADR proceeding as set forth Paragraphs 1.1 to 1.10 below. Each Party, at its sole cost and expense, shall have the right to be represented by counsel in such a proceeding.

      1.1 To begin an ADR proceeding, a Party shall provide written notice to the other Party of the issues to be resolved by ADR (the "ADR Notice") within fourteen (14) Days of expiration of the Initial Period. Within fourteen (14) Days after its receipt of such ADR Notice, the other Party may, by written notice to the Party initiating the ADR, add additional issues to be resolved within the same ADR.

      1.2 Within twenty-one (21) Days following receipt of the original ADR Notice (the "Selection Period"), the Parties shall select a mutually acceptable neutral individual ("Neutral Party") to preside in the resolution of any disputes in this ADR proceeding. If the Parties are unable to agree on a mutually acceptable Neutral Party within the Selection Period, the Parties shall request the President of the Center for Public Resources ("CPR"), 366 Madison Avenue, New York, New York 10017, to select a Neutral Party pursuant to the following procedures:

            1.2.1 The CPR shall submit to the Parties a list of not less than five (5) candidates within fourteen (14) Days after receipt of the request from the Parties, along with a curriculum vitae for each candidate. No candidate shall be an employee, director, or shareholder of either Party or any of the subsidiaries or Affiliates of any Party.

            1.2.2 Such list shall include a statement of disclosure by each candidate of any circumstances likely to affect his or her impartiality.

            1.2.3 Each Party shall number the candidates in order of preference
                  (with the number one (1) signifying the greatest preference) and shall deliver the list to the CPR within seven (7) Days following receipt of the list of candidates. If a Party believes a conflict of interest exists regarding any of the candidates, that Party shall provide a written explanation of the conflict to the CPR along with its list showing its order of preference for the candidates. Any Party failing to return a list of preferences on time shall be deemed to have no order of preference.


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            1.2.4 If the Parties collectively have identified fewer than three
                  (3) candidates deemed to have conflicts, the CPR immediately shall designate the Neutral Party as the candidate for whom the Parties collectively have indicated the greatest preference. If a tie should result between two candidates, the CPR, in its sole discretion, may designate either candidate. If the Parties collectively have identified three (3) or more candidates deemed to have conflicts, the CPR shall review the explanations regarding conflicts and, in its sole discretion, may either:

                  1.2.4.1 Immediately designate as the Neutral Party the
                          candidate for whom the Parties collectively have indicated the greatest preference, or

                  1.2.4.2 Issue a new list of not less than five (5) candidates, in which case the procedures set forth in Subparagraphs 1.2.1 to 1.2.4 above shall be repeated.

1.3         No earlier than twenty-eight (28) Days and no later than fifty-six
            (56) Days after selection of the Neutral Party, the Neutral Party shall hold a hearing to resolve each of the issues identified by the Parties. The ADR hearing shall take place at a location agreed upon by the Parties. If the Parties cannot agree, the Neutral Party shall designate a location other than the principal place of business of either Party or any of their subsidiaries or Affiliates.

1.4 At least seven (7) Days prior to the ADR hearing, each Party shall submit the following to the other Party and the Neutral Party:

            1.4.1 A copy of all exhibits on which such Party intends to rely in any oral or written presentation to the Neutral Party;

            1.4.2 A list of any witnesses such Party intends to call at the ADR hearing, and a short summary of the anticipated testimony of each witness;

            1.4.3 A proposed ruling on each issue to be resolved, together with a request for a specific damage award or other remedy for each issue. The proposed rulings and remedies shall not contain any recitation of the facts or any legal arguments and shall not exceed one (1) page per issue.

            1.4.4 A brief in support of such Party's proposed rulings and remedies, provided that the brief shall not exceed twenty (20) pages. This page limitation shall apply regardless of the number of issues raised in the ADR.

            1.4.5 Except as expressly set forth in Subparagraphs 1.4.1 through
                  1.4.4 above, no discovery shall be required or permitted by any means, including depositions, interrogatories, requests for admissions, or production of documents.


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1.5   The ADR hearing shall be conducted on two (2) consecutive Days and shall be governed by the following rules:

      1.5.1 Each Party shall be entitled to five (5) hours of hearing time to present its case. The Neutral Party shall be the sole and absolute judge of whether each Party has had the five (5) hours to which it is entitled.

      1.5.2 Each Party shall be entitled, but not required, to make an opening statement, to present regular and rebuttal testimony, documents or other evidence, to cross-examine witnesses, and to make a closing argument. Cross-examination of witnesses shall occur immediately after their direct testimony, and cross-examination time shall be charged against the Party conducting the cross-examination.

      1.5.3 The Party initiating the ADR shall begin the hearing and, if it chooses to make an opening statement, shall address not only issues it has raised but also any issues raised by the responding Party. The responding Party, if it chooses to make an opening statement, also may address all issues raised in the ADR. Thereafter, the presentation of regular and rebuttal testimony and documents, other evidence, and closing arguments shall proceed in the same sequence.

      1.5.4 Except for their own direct testimony, witnesses shall be excluded from all hearings until closing arguments.

      1.5.5 Neither affidavits nor settlement negotiations shall be admissible under any circumstances. As to all other matters, the Neutral Party shall have sole discretion regarding the admissibility of any evidence.

1.6 Within seven (7) Days following completion of the ADR hearing, each Party may submit to the other Party and the Neutral Party a post-hearing brief in support of its proposed rulings and remedies, provided that such brief shall not contain or discuss any evidence not introduced during the hearings and shall not exceed ten (10) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

1.7 The Neutral Party shall rule on each disputed issue within fourteen (14) Days following completion of the ADR hearing. Such ruling may adopt in its entirety the proposed ruling and remedy of one of the Parties on each disputed issue, or may adopt one Party's proposed rulings and remedies on some issues and the other Party's proposed rulings and remedies on other issues. The Neutral Party shall not issue any written opinion or otherwise explain the basis of the ruling.

1.8 The Neutral Party shall be paid a reasonable fee plus expenses. The Neutral Party's fees and expenses , along with the fees and expenses of a court reporter, and any expenses for a hearing room, shall be split and paid fifty/fifty (50/50) by the Parties. All other costs and expenses associated with the ADR shall be borne solely and exclusively by the Party incurring such costs and expenses.


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1.9   The rulings of the Neutral Party shall be binding, non-reviewable, and non-appealable, and may be entered as a final judgment in any court having jurisdiction.

1.10 Except as provided in Paragraph 1.9 above or as required by law, the existence of the dispute, any settlement negotiations, the ADR hearing, any submissions (including exhibits, testimony, proposed rulings, and briefs), and the rulings shall be deemed Confidential Information. The Neutral Party shall have the authority to impose sanctions for unauthorized disclosure of Confidential Information.

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